UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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EMPLOYERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

April 10, 2015

Dear Stockholder:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Employers Holdings, Inc. The meeting will be held on Thursday, May 21, 2015, beginning at 9:30 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada.
All stockholders of record of Employers Holdings, Inc. as of the close of business on March 23, 2015 are entitled to vote at the 2015 Annual Meeting of Stockholders.
As described in the accompanying Notice and Proxy Statement, you will be asked to (i) elect three Directors for a three-year term expiring in 2018, (ii) vote to approve the proposed Amended and Restated Equity Incentive Plan, (iii) vote on a non-binding resolution to approve the compensation paid to the Company's Named Executive Officers, and (iv) ratify the appointment of Ernst & Young LLP as the Company's independent accounting firm for 2015.
Employers Holdings, Inc.'s Annual Report for the year ended December 31, 2014 is available at www.ematerials.com/eig.
We are pleased to continue to furnish proxy materials to our stockholders electronically over the Internet. We believe that this e-proxy process expedites stockholder receipt of proxy materials, lowers our costs associated with the production and distribution of proxy materials, and reduces the environmental impact of our Annual Meeting.
Your vote is very important to us. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote over the Internet, by telephone or, if you received printed proxy materials, by signing, dating, and returning a proxy card. You can revoke your proxy any time prior to the Annual Meeting and submit a new proxy as you deem necessary.
I look forward to seeing you at the Annual Meeting on May 21, 2015.

Sincerely,
Robert J. Kolesar
Chairman of the Board

America's small business insurance specialist.®

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tel 775 327-2700 | 10375 PROFESSIONAL CIRCLE | RENO, NV 89521-4802 | www.employers.com

EMPLOYERS HOLDINGS, INC.
10375 Professional Circle
Reno, Nevada 89521-4802
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, May 21, 2015

The 2015 Annual Meeting of Stockholders of Employers Holdings, Inc. (the “Company”) will be held on Thursday, May 21, 2015, beginning at 9:30 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada for the following purposes:

1.	To elect three Class III Directors to serve until the 2018 Annual Meeting of Stockholders;

2.	To approve the proposed Amended and Restated Equity and Incentive Plan;

3.	To hold an advisory (non-binding) vote to approve the compensation paid to the Company's Named Executive Officers;

4.	To ratify the appointment of Ernst & Young LLP as the Company's independent accounting firm for the fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only holders of the Company's common stock as of the close of business on March 23, 2015 have the right to receive notice of and to vote at the 2015 Annual Meeting of Stockholders and any postponement, adjournment or other delay thereof.
By Order of the Board of Directors,
Lenard T. Ormsby
Executive Vice President, Secretary and Chief Legal Officer

April 10, 2015
YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES IN PERSON BY BALLOT AT THE ANNUAL MEETING, OVER THE INTERNET, BY TELEPHONE, OR BY RETURNING A SIGNED AND DATED PROXY CARD.

America's small business insurance specialist.®

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tel 775 327-2700 | 10375 PROFESSIONAL CIRCLE | RENO, NV 89521-4802 | www.employers.com

i

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2015 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
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Annual Meeting of Stockholders

Time and Date	9:30 a.m. Pacific Daylight Time on Thursday, May 21, 2015
Place	Reno-Sparks Convention Center 4590 South Virginia Street Reno, Nevada
Record date	March 23, 2015
Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Ways to Vote	You may vote your shares in person by ballot at the annual meeting, over the Internet, by telephone, or by returning a signed and dated proxy card.
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Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR THE DIRECTOR NOMINEES	5
Other Management Proposals:
Approval of Proposed Amended and Restated Equity and Incentive Plan	FOR	15
Advisory (non-binding) vote to approve executive compensation	FOR	22
Ratification of Ernst & Young LLP as independent auditor for 2015	FOR	24
Transact other business that properly comes before the meeting
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Board Nominees

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Independent	AC	BGNC	FC	CC	EC
Valerie R. Glenn	60	2006	CEO	Yes			•		•
Ronald F. Mosher	71	2005	Director and Consultant	Yes	•				•
Katherine W. Ong	56	2005	Consultant	Yes		•			•

AC	Audit Committee	CC	Compensation Committee
FC	Finance Committee	EC	Executive Committee
		BGNC	Board Governance & Nominating Committee

Attendance	In 2014, each of our directors attended at least 75% of the Board and committee meetings on which he or she sits.

Director Elections	Each director nominee is elected by a plurality of votes cast.
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Management Proposals

1.
Approval of Proposed Amended and Restated Equity and Incentive Plan. To satisfy the requirements of section 162(m) of the Internal Revenue Code, we are asking stockholders to approve an Amended and Restated Equity and Incentive Plan, including the approval of the material terms of the performance goals (with two newly added goals) and of the increased per person cash award cap. We are not asking stockholders to approve additional shares subject to awards under the Amended and Restated Equity and Incentive Plan.  The Board recommends a FOR vote approving the proposed Amended and Restated Equity and Incentive Plan.

2.
Advisory Resolution to Approve Named Executive Officer Compensation. We are asking stockholders to approve, on an advisory (non-binding) basis, our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation program is one that rewards the achievement of specific financial goals, aligns executive officers' interests with those of our stockholders by rewarding performance for achievement of financial goals, and motivates our executives to increase stockholder value without encouraging excessive risk-taking.

3.
Ratification of Selection of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for 2015. The Board recommends a FOR vote ratifying the selection of Ernst & Young LLP as our independent auditors for 2015.

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2014 Compensation Actions

•
Continued Emphasis on Performance Shares: To align a significant portion of our compensation with performance, our long-term incentive program is heavily weighted toward performance shares and weighted less toward stock options and restricted stock units ("RSUs"). In 2014, as in 2013, performance shares, which were linked to the Company's three-year combined ratio performance relative to a comparator group, represented 55% of the equity value granted to our NEOs under our long-term incentive program.

•
Used a Mix of Relative and Absolute Performance Metrics: We continued to use both relative and absolute combined ratio metrics to reward superior performance based on targeted performance and our performance relative to the performance of private carriers in an industry-related group.

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Executive Compensation Elements

•	Base salary

•	Annual bonuses

•	Long-term incentives (performance shares, stock options and RSUs)

•	Benefits and perquisites

•	Employment agreements and compensation payable upon termination of employment
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Other Key Compensation Features

•	Gross-Ups: We previously eliminated tax gross-up provisions related to change-in-control.

•
Reasonable Perquisites and Benefits: We continue to provide a program that follows good compensation governance by providing our NEOs with limited perquisites and benefits consistent with our peer group.

•	Clawback (“Incentive Recovery”) Policy: We have a policy to recapture (or “clawback”) incentive compensation paid to our NEOs.

•	Regular Annual Equity Grants: We have a policy of awarding equity grants during a regularly scheduled Compensation Committee meeting.

•
Long-term Vesting and Performance Requirements: Our 2014 awards of stock options and RSUs were granted with annual vesting over a four-year period, and our 2014 performance share awards cover a three-year performance period.

•	Stock Ownership Guidelines: We require our NEOs to attain and maintain competitive levels of Company stock ownership.

•	Hedging and Pledging Restrictions: We have policies restricting our NEOs from hedging or pledging Company equity securities, including securities granted under the Equity Plan.
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2014 Named Executive Officers

•	Douglas D. Dirks, President & Chief Executive Officer (“CEO”)

•	Terry Eleftheriou, Executive Vice President (“EVP”) & Chief Financial Officer (“CFO”)

•	William E. Yocke, Executive Vice President (“EVP”) & Former Chief Financial Officer (“CFO”)

•	Lenard T. Ormsby, EVP, Chief Legal Officer (“CLO”)

•	Stephen V. Festa, EVP, Chief Operating Officer (“COO”)

•	John P. Nelson, EVP, Chief Administrative Officer (“CAO”)
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2014 Summary Compensation

Name and Principal Position	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas D. Dirks President and Chief Executive Officer	913,753	—	1,330,259	247,379	760,000	—	60,083	3,311,474
Terry Eleftheriou Executive Vice President and Chief Financial Officer	57,847	40,000	—	—	—	—	379,189	477,036
William E. Yocke Executive Vice President and Former Chief Financial Officer	449,309	—	356,059	73,926	125,000	—	43,875	1,048,169
Lenard T. Ormsby Executive Vice President and Chief Legal Officer	449,309	—	356,059	73,926	280,000	—	38,464	1,197,758
Stephen V. Festa Executive Vice President and Chief Operating Officer	420,968	—	324,039	67,266	285,000	—	34,899	1,132,172
John P. Nelson Executive Vice President and Chief Administrative Officer	376,624	—	292,130	60,606	200,000	—	45,968	975,328
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EMPLOYERS HOLDINGS, INC.
10375 Professional Circle
Reno, Nevada 89521-4802
PROXY STATEMENT
This Proxy Statement, the accompanying proxy card and the 2014 Annual Report to stockholders of Employers Holdings, Inc. (the “Company” or “Employers Holdings”) are being made available on or about April 10, 2015 in connection with the solicitation on behalf of the Board of Directors of Employers Holdings of proxies to be voted at the 2015 Annual Meeting of Stockholders to be held on Thursday, May 21, 2015, and any postponement(s), adjourment(s) or other delay(s) thereof (the “Annual Meeting”). All holders of Employers Holdings common stock, par value $0.01 per share (the “common stock”), as of the close of business on March 23, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. Each stockholder on the Record Date is entitled to one vote at the Annual Meeting for each share of common stock held. On the Record Date, there were 31,874,565 shares of common stock outstanding and entitled to vote at the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. On or about April 10, 2015, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”), which tells stockholders how to access and review the information contained in the proxy materials and how to submit their proxies over the Internet or by telephone. We believe that utilizing this e-proxy process expedites stockholder receipt of proxy materials, lowers the costs associated with the production and distribution of proxy materials, and reduces the environmental impact of our Annual Meeting. You may not receive a printed copy of the proxy materials unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials in printed form by mail or by email will remain in effect until you terminate such election.
Unless otherwise required by applicable law or the Company's Articles of Incorporation or Bylaws, both as amended and restated, a majority of the voting power of the issued and outstanding common stock entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has the authority to vote on all matters, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the proposals to be voted upon) will be counted for the purpose of determining whether a quorum exists. There are no cumulative voting rights.
If you own shares of common stock held in “street name” by a bank or brokerage firm and you do not instruct your bank or broker how to vote your shares using the instructions that your bank or broker provides to you, your bank or broker may not be able to vote your shares. If you give your bank or broker instructions, your shares will be voted as you direct. If you do not give instructions, whether the bank or broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a bank or broker holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the beneficial owner. If a proposal is non-routine, the bank or broker may vote on the proposal only if the beneficial owner of the shares has provided voting instructions. A broker non-vote occurs when the bank or broker is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accounting firm is the only proposal at the Annual Meeting that is considered routine. If your shares are held in “street name” and you wish to attend the Annual Meeting in person, you must bring an account statement or letter from your bank or broker showing that you are the beneficial owner of your shares as of the Record Date in order to be admitted to the Annual Meeting. If you hold your shares in "street name" and wish to vote by ballot at the Annual Meeting, you must bring a "legal proxy" from your bank or broker.
Directors are elected by a plurality of the votes cast. In the election of Directors, broker non-votes will be disregarded and have no effect on the outcome of the vote.

Approval of the proposal to amend the Employer Holdings, Inc. Amended and Restated Equity and Incentive Plan (the “Equity and Incentive Plan” or the “Plan”) requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Approval of the non-binding vote to approve the compensation paid to the Company's Named Executive Officers requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. The results of this vote are not binding on the Board of Directors. For the non-binding vote to approve the compensation paid to the Company's Named Executive Officers, abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accounting firm requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
You may vote your shares in any of the following ways:

•	by telephone at 1-866-883-3382 anytime before 11:59 p.m., Central Daylight Time, on Wednesday, May 20, 2015;

•	by the Internet at http://www.proxypush.com/eig anytime before 11:59 p.m., Central Daylight Time, on Wednesday, May 20, 2015;

•	by signing and dating the enclosed proxy card and returning it to the Company as soon as possible in the enclosed postage prepaid envelope; or

•	in person by ballot at the Annual Meeting.
If you vote by proxy, you may revoke your proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	delivering a written notice (before the Annual Meeting) revoking your proxy to the Secretary of the Company at the above address;

•	delivering a new proxy (before the Annual Meeting) bearing a date after the date of the proxy being revoked; or

•	voting in person by ballot at the Annual Meeting.
All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by that proxy will be voted:

•	FOR the election of three Director nominees to serve three-year terms expiring at the 2018 Annual Meeting of Stockholders;

•	FOR approval of proposed Amended and Restated Equity and Incentive Plan;

•	FOR approval of the compensation paid to the Company's Named Executive Officers;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accounting firm for 2015; and

•	at the discretion of the proxyholders with regard to any other matter that is properly presented at the Annual Meeting.
In accordance with the Company's Bylaws, Robert Kolesar, Chairman of the Board, has appointed Kevin Kelly of Morrow & Co., LLC, or his designee, and Mark Henning of Wells Fargo Shareowner Services, or his designee, to be the inspectors of election at the Annual Meeting. The inspectors of election are not officers or Directors of the Company. They will receive and canvass the votes given at the Annual Meeting and certify the results. You may contact Tanya Yamagata at (775) 327-2764 for directions to the Reno-Sparks Convention Center, 4590 South Virginia Street, Reno, Nevada, the site of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2015.
The Proxy Statement and Annual Report to stockholders are available at www.proxydocs.com/eig.

PROPOSAL ONE
ELECTION OF DIRECTORS
The Company's full Board of Directors (the “Board of Directors” or the “Board”) consists of nine directors.The Board is divided into three classes, with each currently having three Directors. The Directors in each class serve for a three-year term and until their successors are duly elected and qualified. The terms of each class expire at successive annual meetings so that the stockholders elect one class of Directors at each annual meeting. Currently, Class III, Class I and Class II terms expire in 2015, 2016, and 2017, respectively.
The election of the Class III Directors will take place at the Annual Meeting. At its meeting on February 18, 2015, the Board, with each nominee abstaining on the vote for him/herself, approved the recommendation of the Board Governance and Nominating Committee that each of the current Class III Directors be nominated for a three-year term. All three nominees are current members of the Board. All properly executed proxies will be voted for these nominees unless contrary instructions are properly made, in which case the proxy will be voted in accordance with such instructions. Should any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such person(s) as shall be recommended by the Board. The Board has no reason to believe that the nominees will be unable to serve. The nominees have consented to being named in this Proxy Statement and to serve as a Director if elected.
The current composition of the Board is:

Class III Directors (term expiring at the 2015 Annual Meeting)	Ronald F. Mosher
Katherine W. Ong
Valerie R. Glenn

Class I Directors (serving until the 2016 Annual Meeting)	Michael D. Rumbolz
James R. Kroner
Michael J. McSally

Class II Directors (term expiring at the 2017 Annual Meeting)	Robert J. Kolesar
Douglas D. Dirks
Richard W. Blakey
Pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following information lists, as to nominees for Director and Directors whose terms of office will continue after the Annual Meeting, the principal occupation, age, the year in which each first became a Director of Employers Holdings or its predecessor, the year in which each person first became a Director of any Employers Holdings subsidiary or its predecessor, and directorships in registered investment companies or companies having securities that are registered pursuant to, or that are subject to certain provisions of, the Exchange Act. Except as otherwise indicated, each nominee or continuing Director has had the same principal occupation or employment during the past five years. The information provided is as of January 2015, unless otherwise indicated.
Employers Holdings is the name of our Company resulting from the completion of the conversion of EIG Mutual Holding Company (“EIG”) from a Nevada mutual holding company to a Nevada stock corporation on February 5, 2007. EIG and its wholly-owned direct subsidiary, Employers Insurance Group, Inc. (“EIGI”) (now known as Employers Group, Inc. (“EGI”)), were formed on April 1, 2005 in conjunction with the conversion of Employers Insurance Company of Nevada, A Mutual Company (“EICN”), into a Nevada stock corporation. EICN commenced operations as a private mutual insurance company on January 1, 2000, when it assumed the assets, liabilities and operations of the former Nevada State Industrial Insurance System (the “Fund”) pursuant to legislation passed in the 1999 Nevada Legislature. Employers Compensation Insurance Company (“ECIC”), a wholly-owned subsidiary of EICN, commenced operations when we acquired renewal rights and certain other tangible and intangible assets from Fremont Compensation Insurance Group and its affiliates (“Fremont”) in 2002. Employers Preferred Insurance Company (“EPIC”) (formerly known as AmComp Preferred Insurance Company) and its wholly-owned subsidiary, Employers Assurance Company (“EAC”) (formerly known as AmComp Assurance Corporation), commenced operations under their new names when we completed the acquisition of AmCOMP Incorporated (“AmCOMP”) on October 31, 2008. In connection with the acquisition of AmCOMP, we also acquired EIG Services, Inc. (formerly known as Pinnacle Administrative Services, Inc.), Pinnacle Benefits, Inc. and AmSERV, Inc. which, with EPIC, are wholly-owned subsidiaries of EGI. Pinnacle Benefits, Inc. and AmSERV, Inc. merged into EIG Services, Inc. effective June 3, 2013.
Nominees for Election as Class III Directors With Terms Expiring at the 2018 Annual Meeting
Ronald F. Mosher, age 71, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from December 2003 to March 2007 and a Director of ECIC from December 2003 to May 2004. Mr. Mosher has extensive experience in the insurance industry and served as a senior executive with AEGON N.V. from 1983 until his retirement in 2003. He also works as a consultant in the insurance industry. Mr. Mosher currently is a Director of Transamerica Life (Bermuda), Ltd., WFG Reinsurance (Bermuda) Ltd. and has previously served on several other insurance company boards. Mr. Mosher is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, and the National Association of Corporate Directors. Mr. Mosher earned a B.S. degree from the University of Denver and an M.B.A. degree from Cornell University.
Katherine W. Ong, age 56, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. She was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Since January 1996, she has been the co-founder and Director of Hobbs, Ong & Associates, Inc., a financial consulting group specializing in advisory services for municipal bond financings, problem solving and support. Prior to 1996, she was the Budget Manager for Clark County, Nevada. Ms. Ong is a member of the Government Finance Officer's Association. In 2011, Ms. Ong was appointed to the Nevada Public Employees' Retirement System Board by Governor Brian Sandoval. In 2014, Ms. Ong was appointed to the Carpenters International Certification Board. Ms. Ong received a B.S. degree from the University of Nevada Las Vegas.
Valerie R. Glenn, age 60, has served as a Director of Employers Holdings and its predecessor since April 2006 and EGI since February 2007. Ms. Glenn is CEO and majority owner of MPR dba The Glenn Group, one of the largest privately held marketing communications firms in Nevada; and dba Wide Awake, a national marketing communications firm focused on the gaming industry. Ms. Glenn had been co-owner and publisher of Visitor Publications, Inc., which published the Reno/Tahoe Visitor, from January 1998 until May 2012 when she sold the company to Morris Publishing. She was a founding partner in the advertising sales firm of Kelley-Rose Advertising, Inc. from 1981 to 1994. Ms. Glenn began her advertising career in San Francisco in 1976 with international advertising agency Dancer Fitzgerald Sample. Ms. Glenn graduated from the University of Nevada, Reno with a B.A. degree. Ms. Glenn is a past chairman of the boards of the Nevada Museum of Art, Economic Development Authority of Western Nevada (EDAWN), Reno-Sparks Chamber of Commerce, Nevada Women's Fund, and University of Nevada College of Business Advisory Board. She currently serves as President of the Nevada Chapter of the International Women's Forum and on the Las Vegas Metro Chamber of Commerce Government Affairs Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE.
Continuing Directors Whose Terms Expire at the 2016 Annual Meeting
Michael D. Rumbolz, age 60, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Mr. Rumbolz has over 30 years of experience in the gaming industry. He was Chief Executive Officer and Chairman of the Board of Cash Systems, Inc., a public company, from January 2005 until the company was purchased by Global Cash Access Holdings, Inc. (“GCA”), a publicly traded provider of cash access and data intelligence services and solutions to the gaming industry, in August of 2008. He was the Corporate Strategy Advisor to the CEO of GCA from September 2008 until September 2010 when he joined the GCA board of directors and the board of directors of its wholly-owned subsidiary Global Cash Access, Inc. He joined the Board of Directors of Poydras Gaming Financial in April 2014. He also was a member of the Board of Directors of Herbst Gaming, LLC beginning in January 2011 upon its emergence from bankruptcy. The company was then renamed Affinity Gaming, LLC and then to Affinity Gaming when it converted from an LLC to a corporation. Mr. Rumbolz resigned from the Affinity Gaming Board of Directors, effective April 1, 2013. He has been a Director of Seminole Hard Rock

Entertainment, Inc. since 2008 and is also a manager to various Hard Rock LLCs. He has been Managing Director of Acme Gaming LLC, a gaming consultancy service, since July 2001. He joined the Board of Directors of Open Wager, LLC in March of 2013. He has also been a Director on the Board of Trustees of Nathan Adelson Hospice and its subsidiaries since 2000. He was Vice Chairman and a member of the Board of Casino Data Systems, a public company, from March 2000 to July 2001 when it was acquired by Aristocrat. He was President and Chief Executive Officer of Anchor Gaming, a public company, from 1995 to 2000 and Director of Corporate Development for Circus Circus Enterprises, Inc. from late 1992 to June 1995, including serving as the first President and Managing Director of Windsor Casino Limited, a consortium company owned by Hilton Hotel Corp., Circus Circus Enterprises, Inc. and Caesars World. Mr. Rumbolz also held various executive positions with Trump Hotels & Casino Resorts. In addition to his corporate experience, Mr. Rumbolz is the former Chief Deputy Attorney General and the former Chairman of the Nevada Gaming Control Board. He received a B.A. degree with distinction from the University of Nevada, Las Vegas and a J.D. degree from the University of Southern California, Gould School of Law.
James R. Kroner, age 53, has served as a Director of Employers Holdings and EGI since September 2013. Mr. Kroner was formerly the Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd. (“Endurance”) which he co-founded in 2001 and from which he retired in December 2005. In addition, he served on its Executive Committee and its Board of Directors. Since his retirement, Mr. Kroner has served as a consultant to various insurance companies and as a private investor. Mr. Kroner recently served on the Boards of Terra Industries Inc. (“Terra”) and Global Indemnity plc (“Global Indemnity”) and its U.S. insurance subsidiaries. He served as a member of the Audit Committees of Terra and Global Indemnity and Chair of Global Indemnity’s Investment Committee and 162(m) Committee. Prior to founding Endurance, Mr. Kroner was Managing Director at Fox Paine & Company LLC and served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. Mr. Kroner received a Bachelor’s Degree in International Relations from Northwestern University and a Master’s Degree in Management from the Northwestern Kellogg School.
Michael J. McSally, age 57, has served as a Director of Employers Holdings and EGI since September 2013. Mr. McSally retired in 2010 and is currently a private investor with focus on insurance and related businesses. In December 2013, Mr. McSally became the majority owner and non-executive Chairman of Provider Insurance Group, LLC. Mr. McSally served as Senior Vice President at OneBeacon Insurance Group (“OneBeacon”) and through his career at OneBeacon, led commercial lines, distribution and agency management and personal lines from 2001 through 2010. Prior to that, he served as President and Chief Operating Officer of John Hancock’s property and casualty operations, as Chief Executive Officer of Commercial Union York Insurance Company, and as President and Chief Executive Officer of York Insurance Company of Maine. He has also served on several boards of directors of privately held insurance companies and was an Executive Partner of Charter Oak Capital Partners, LP. Mr. McSally received a Bachelor’s Degree from Providence College, is a Fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.
Continuing Directors Whose Terms Expire at the 2017 Annual Meeting
Robert J. Kolesar, age 71, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005; a Director of EICN since January 2000; a Director of ECIC since August 2002; and a Director of EPIC, EAC, EIG Services, Inc. since November 2008, and Pinnacle Benefits, Inc. from November 2008 to June 2013 when it merged into EIG Services, Inc. He has been the Chairman of the Board of Employers Holdings, EGI and their predecessors since 2005, Chairman of the Board of EICN and ECIC since 2004, and Chairman of the Board of EPIC, EAC, EIG Services, Inc. since November 2008 and Pinnacle Benefits, Inc. from November 2008 to June 2013. Mr. Kolesar has been a founding/managing shareholder of the Las Vegas, Nevada law firm of Kolesar & Leatham since 1986. Mr. Kolesar practices in the fields of real estate, corporation, banking, finance, and fiduciary/trust law. Prior to entering into private practice in 1986, Mr. Kolesar held General Counsel and/or Senior Legal Staff positions in Nevada at Valley Bank of Nevada (now Bank of America), and in Cleveland, Ohio at Cardinal Federal Savings and Loan Association, The Ameritrust Company (now KeyBank) and Forest City Enterprises, Inc. He has served on the Board of HELP of Southern Nevada, the Las Vegas Symphony, and the National Conference for Community and Justice. Mr. Kolesar has multiple group memberships, including the National Association of Industrial and Office Parks and the International Council of Shopping Centers. He is a member of the American Bar Association and the Nevada and Clark County Bar Associations. Mr. Kolesar received a B.A. degree from John Carroll University and a J.D. degree from Case Western Reserve University.

Douglas D. Dirks, age 56, has served as President and Chief Executive Officer of Employers Holdings, EGI and their predecessors since their creation in April 2005 and as President and Chief Executive Officer of EICN, ECIC, EPIC, and EAC since February 1, 2011. He has served as Chief Executive Officer of EICN and ECIC since January 2006 and as Chief Executive Officer of EPIC, EAC, EIG Services, Inc. since November 2008, as well as Pinnacle Benefits, Inc., and AmSERV, Inc. from November 2008 to June 2013 when they merged into EIG Services, Inc. He served as President and Chief Executive Officer of EICN from January 2000 until January 2006, and served as President and Chief Executive Officer of ECIC from May 2002 until January 2006. Mr. Dirks has served as President and Chief Executive Officer of Elite Insurance Services, Inc. (“EIS”) since 2002 and Employers Occupational Health, Inc. ("EOH") from 2002 to January 2014 when it merged into EIG Services, Inc. He has been a Director of Employers Holdings, EGI and their predecessors since April 2005, a Director of EIS since 1999, EICN since December 1999, EOH from 2000 to January 2014, ECIC since May 2002, and a Director of EPIC, EAC, EIG Services, Inc. since November 2008, and Pinnacle Benefits, Inc. and AmSERV, Inc. from November 2008 to June 2013. Mr. Dirks is a licensed Certified Public Accountant in the state of Texas. He presently serves on the Board of Directors of NCCI Holdings, Inc., the Board of Governors of the Property Casualty Insurers Association of America and Board of Directors of the Nevada Insurance Education Foundation. Mr. Dirks holds B.A. and M.B.A. degrees from the University of Texas and a J.D. degree from the University of South Dakota.
Richard W. Blakey, age 65, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Dr. Blakey is a practicing board certified orthopaedic surgeon and former Chairman of the Board of the Reno Orthopaedic Clinic, and Chairman of the Board of Healthy Families Foundation, and part owner of the Reno Orthopaedic Surgery Center. He is a member of the American Academy of Orthopedic Surgeons, Nevada State Medical Association, and Washoe County Medical Society. Dr. Blakey actively practices at, and is affiliated with, Saint Mary's Regional Medical Center, Northern Nevada Medical Center, and Renown Regional Medical Center. He has served as Chairman of the Board of the Reno Spine Center. Dr. Blakey is a Board certified orthopedic surgeon. He received a B.S. degree from the California Institute of Technology and his medical degree from the University of Southern California, School of Medicine.
—————————
The Company's Bylaws provide that no person (other than a person nominated by, or on behalf of, the Board or any authorized committee thereof) will be eligible to be elected a Director at an annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, unless a written stockholder's notice, in proper form, is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is not called for a date that is within 25 days of the anniversary date of the immediately preceding annual meeting, a stockholder's notice must be given not later than the close of business 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a stockholder's notice must include, among other things, the information specified in the Bylaws about each nominee and the stockholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.
Separate procedures have been established for stockholders to submit Director candidates for consideration by the Board Governance and Nominating Committee. These procedures are described below under the subsection “Board Governance and Nominating Committee.”
THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors. During the year ended December 31, 2014, there were eight meetings of Employers Holdings' Board of Directors. Each Director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees of the Board on which such members served during 2014. The Company has the following standing Committees: Audit Committee, Board Governance and Nominating Committee, Compensation Committee, Executive Committee, and Finance Committee.
Directors are expected to attend the Annual Meeting. All Directors attended the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).

Board Committees
In 2010, the Board Governance and Nominating Committee recommended and the Board of Directors approved a process whereby the Committee assignments and the Chairs of various Committees would rotate on a more frequent basis. This process is intended to provide the directors with additional exposure to the responsibilities of the various Committees and increase the depth of their experience. This process generally includes the requirement that an incoming Chair of a Committee must either be on the Committee for at least one year before assuming the duties of the Chair or must have prior experience on that Committee. The changes to the Committee and Chair assignments generally occur each year following the Annual Meeting. However, since changes were made to the Committee and Chair Assignments in September 2013 when two new directors were appointed, no changes were made following the Annual Meeting in May 2014. The following table reflects the Committee and Chair assignments effective September 27, 2013.
The following table summarizes the membership of the Board's standing committees and the independence of the Company's Directors.

Name of Director	Independent Director	Audit	Board Governance and Nominating	Finance	Compensation	Executive
Richard W. Blakey	Yes	✓	✓	—	—	—
Douglas D. Dirks	—	—	—	✓	—	✓
Valerie R. Glenn	Yes	—	—	(C)✓	—	✓
Robert J. Kolesar	Yes	—	—	—	✓	(C)✓
James R. Kroner	Yes	—	—	✓	✓	—
Michael J. McSally	Yes	✓	✓	—	—	—
Ronald F. Mosher	Yes	(C)✓	—	—	—	✓
Katherine W. Ong	Yes	—	(C)✓	—	—	✓
Michael D. Rumbolz	Yes	—	—	—	(C)✓	✓
Number of Meetings Held in 2014		10	6	4	9	—
(C) denotes committee chair
Audit Committee
This committee currently consists of Messrs. Mosher, Chair, Blakey and McSally. The Company's Audit Committee satisfies the independence and other requirements of the NYSE and the SEC. Each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that Mr. Mosher is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal requirements. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement on page 54. The Audit Committee has direct responsibility for the appointment, compensation, retention, termination, and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including its compliance with the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of the Charter to any stockholder who requests it. The Audit Committee met ten times in 2014.
Board Governance and Nominating Committee
This committee currently consists of Ms. Ong, Chair, Messrs. Blakey and McSally. Our Board Governance and Nominating Committee satisfies the independence and other requirements of the NYSE and the SEC. The purpose of the Board Governance and Nominating Committee is to identify and select qualified individuals to become members of the Board of Directors and its committees, to determine the composition of the Board of Directors and its committees, to recommend to the Board a slate of Director nominees for each annual meeting of stockholders, to develop and recommend to the Board of Directors sound corporate governance policies and procedures, to review succession plans of the Company's Chairman and Chief Executive Officer, and to oversee the evaluation of the Board and committees.

The Board Governance and Nominating Committee will consider Director candidates recommended by stockholders. In considering candidates recommended by stockholders, the Board Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Board Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	as to each person the stockholder recommends as a Director:

◦	the name, age, business address and residence address of the person;

◦	the principal occupation or employment of the person;

◦	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and

◦
the other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	as to the stockholder making the recommendation:

◦	the name and record address of such stockholder;

◦	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder;

◦
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are made by such stockholder; and

◦
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such recommendation must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.
The Board Governance and Nominating Committee may, if it determines to do so, utilize a search firm to assist in its review of any potential Director candidates and will evaluate Director candidates recommended by stockholders in the same manner as other candidates, in addition to considering the needs of the Board. During the past year, the Committee retained Russell Reynolds Associates to assist in a Director search. Any Director recommendations by stockholders for consideration by the Board Governance and Nominating Committee must include the above-identified information and should be addressed to the Corporate Secretary at the address above.
Following verification of the stockholder status of person(s) recommending the candidate(s), the Board Governance and Nominating Committee will consider the recommendations at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the recommendation of a Director candidate, such materials will be forwarded to the Board Governance and Nominating Committee.
The Board Governance and Nominating Committee has adopted Procedures and Criteria for Nomination as a Director (the “Procedures”) to assist the Committee in reviewing and evaluating Director nominees. The Procedures identify qualifications that should be considered when comparing and evaluating Director nominees from any source. The general criteria include background and experience, and an appropriate mix of professional experience and/or training in accounting, finance, technology, management, marketing, securities, and the law. The specific criteria to be reviewed by the Board Governance and Nominating Committee include, but are not limited to, the following: integrity; ability to work with others; experience at a senior level in a particular industry; commitment; financial literacy; an understanding of board governance; no conflict of interest with the Company; and the ability to satisfy the independence requirements of the NYSE and the SEC. The Board Governance and Nominating Committee also may seek to have the Board represent a diversity of backgrounds and experience. Although the Board Governance and Nominating

Committee does not have a written diversity policy, it considers diversity of knowledge, skills and professional experience as factors in evaluating candidates for the Board. The Board Governance and Nominating Committee assesses its achievement of diversity through its review of Board composition as part of the annual Board self- evaluation process. The Board Governance and Nominating Committee is responsible for assessing the appropriate balance of the various criteria required of Board members.
The Board Governance and Nominating Committee reviews and evaluates, at least annually, the performance of the Board Governance and Nominating Committee and its members, including its compliance with the Board Governance and Nominating Committee Charter. A copy of the Board Governance and Nominating Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of this Charter to any stockholder who requests it. The Board Governance and Nominating Committee met six times in 2014.
Compensation Committee
This committee currently consists of Messrs. Rumbolz, Chair, Kolesar and Kroner. Our Compensation Committee satisfies the independence and other requirements of the NYSE and the SEC. This committee determines the details of the compensation package for the Chief Executive Officer and other Executive Officers, with advice and recommendations from the Chief Executive Officer with respect to the compensation packages of the other Executive Officers; establishes the total compensation philosophy and strategy for the Company and its Board; administers our equity and incentive plan, incentive and discretionary bonuses, 401(k) plan and other benefits plans; and approves the salaries and bonuses for Executive Officers. This committee may delegate to one or more of its members or to one or more executive officers or other agents those administrative duties it may deem advisable (including the authority to grant awards under the equity and incentive plan to non-officers), and this committee or its delegate may employ one or more persons to render advice with respect to any responsibility this committee or such person may have under the plan. The Compensation Committee prepared the Compensation Committee Report included in this Proxy Statement on page 35.
The Compensation Committee retained the services of Pay Governance, LLP ("Pay Governance") to advise it. We paid Pay Governance $102,596 for executive compensation services that it performed for the Compensation Committee in 2014. The Company did not retain Pay Governance to provide any services other than those related to executive and director compensation. Management did not retain a separate compensation consultant for the purposes of determining compensation for any of the NEOs in 2014.
In January 2014 and January 2015, the Compensation Committee assessed the independence of Pay Governance and confirmed that the Compensation Committee's engagement of Pay Governance and the work performed by Pay Governance for the Compensation Committee have not raised any conflicts of interest. The Compensation Committee's conclusions were based on the factors set forth by the SEC and in the NYSE Listing Standards (as defined below) and any other factors deemed relevant by the Compensation Committee for this purpose.

In 2008, the Compensation Committee of the Board of Directors adopted stock ownership guidelines that require our non-employee directors to own a minimum number of shares of our common stock equal to three times the directors' annual cash retainer. The non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first three years after becoming a non-employee director.
The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including its compliance with the Compensation Committee Charter. A copy of the Compensation Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of this Charter to any stockholder who requests it. The Compensation Committee met nine times in 2014.
Executive Committee
This committee currently consists of Messrs. Kolesar, Chair, Rumbolz, Dirks, Mosher, Ms. Ong and Ms. Glenn. The Executive Committee functions on behalf of the Board of Directors, acting with respect to ordinary course matters, during intervals between meetings of the Board of Directors, as necessary. The Executive Committee performs a Committee evaluation in the years in which it meets. The Executive Committee did not meet in 2014.

Finance Committee
This committee currently consists of Ms. Glenn, Chair, and Messrs. Dirks and Kroner. The Finance Committee reviews and makes recommendations to the Board of Directors with respect to certain of our financial affairs and policies, including investments, investment policies and guidelines, financial planning, capital structure and management, stock dividend policy and dividends, stock repurchases, and strategic plans and transactions. The Finance Committee reviews and evaluates, at least annually, the performance of the Finance Committee and its members, including its compliance with the Finance Committee Charter. The Finance Committee met four times in 2014.
CORPORATE GOVERNANCE
The Board has adopted the Corporate Governance Guidelines (the “Guidelines”) of Employers Holdings, which are available on our website at www.employers.com, and the Company will furnish a print copy to any stockholder who requests it. These Guidelines were adopted to assist the Board in fulfilling its responsibilities and are in compliance with Section 303A of the NYSE Listed Company Manual (the “Listing Standards”).
DIRECTOR INDEPENDENCE
In accordance with the rules of the NYSE, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the Guidelines, which include all elements of independence set forth in Section 303A of the Listing Standards. Specifically, the Board has agreed that it shall be comprised of a majority of Directors who qualify as Independent Directors under the Listing Standards.
The Guidelines provide that the Board reviews annually the relationships that each Director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the Listing Standards or applicable law. The Board may, but has not, adopted categorical standards to assist it in determining Director independence. In the event that a Director becomes aware of any change of circumstances that may result in such Director no longer being considered independent under the Listing Standards or applicable law, the Director shall promptly inform the Chair of the Board Governance and Nominating Committee.
The Board has considered the independence of its members pursuant to the standards set forth in the Listing Standards and determined that Mr. Dirks is not an Independent Director, and that Messrs. Kolesar, Kroner, McSally, Mosher, Rumbolz, and Blakey, Ms. Glenn and Ms. Ong are Independent Directors.
Lead Independent Director Policy
The Guidelines provide that if the Chairman of the Board is not an Independent Director, the Company's Independent Directors will designate one of the Independent Directors on the Board to serve as a Lead Independent Director (the “Lead Independent Director”). If the Chairman of the Board is an Independent Director, then he or she satisfies the Guideline's requirements for a Lead Independent Director. The Board is currently lead by an Independent Chairman of the Board, Mr. Kolesar. The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the stockholders' interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time, including whether the Chairman role should be held by an Independent Director or one or more senior executives who serve on the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the Directors and management to meet those needs. The Board has determined that having Mr. Kolesar, an Independent Director, serve as Chairman is in the best interest of the Company's stockholders at this time. This structure ensures a greater role for the Independent Directors in the oversight of the Company and active participation of the Independent Directors in setting agendas and establishing Board priorities and procedures, and is useful in establishing a system of corporate checks and balances. In addition, as managing the Board can be a time-intensive responsibility, this structure permits Mr. Dirks, our Chief Executive Officer, to focus on the management of the Company's day-to-day operations.

RISK OVERSIGHT
The Board of Directors adopted its Enterprise Risk Management program in 2011. Oversight for the new program rests with the Board Governance and Nominating Committee and the program consists of annual review of the risks faced by the Company, annual qualitative and quantitative evaluations of those risks, identification of the top four risks faced by the Company and quarterly presentation of one of those four risks and/or review of the other three selected risks. This new program is in addition to the quarterly review of the risks by respective Committees and the full Board of Directors in the preparation of the Company's periodic reports.
In addition to the above, risk management oversight is provided at both the Board and Committee levels. The Board and its Committees monitor and evaluate the risks associated with the Company's operations and achieving the Company's goals and objectives, including those which are inherent in the business of the Company, as well as risks from external sources such as competitors, the economy and credit markets, regulatory and legislative developments, and other external forces. The Board of Directors also provides oversight so that the Company has the necessary resources to proactively manage risk, including a periodic review of the development, experience, skills, and leadership of the Company's existing management and the employees who report to them. The Board Committees provide oversight under the direction of their respective Chairs. Risk oversight is a significant component of all major Board decisions and the evaluation of risk is an important element of the Board's decision-making process. The Board believes that its leadership structure at present is conducive to the risk oversight process.
The Audit Committee meets periodically with the Chief Financial Officer, Corporate Controller, General Counsel, Internal Auditor, and the external auditor with regard to the Company's risk management processes, controls, and capabilities. In addition, the Audit Committee reviews at least annually, the Company's legal and regulatory risks and the Company's compliance programs and policies, the Company's Code of Conduct, and the Company's procedures regarding the receipt, retention and treatment of complaints concerning internal accounting, accounting controls, insurance and reinsurance recoverables exposure to terrorism and catastrophes, information technology and security and audit matters.
The Finance Committee oversees and provides review and oversight as to the Company's liquidity and capital needs, the proper allocation and distribution of capital between the Company and its subsidiaries, dividend declarations, and other financial matters on an ongoing basis. The Finance Committee also monitors the Company's financial structure and reviews the Company's policies and procedures for risks or exposure to capital markets, our need for capital, our debt structure, the assessments or surcharges for which we may become liable and the restrictions and requirements of insurance laws.
The Board Governance and Nominating Committee oversees the executive and Board Chair succession plans, the Company's compliance with the requirements of the NYSE and the SEC, and reviews the Company's governing documents, Committee charters and other policies at least annually. The Board Governance and Nominating Committee is also responsible for identifying and selecting individuals qualified to serve as members of the Board, recommending the Committee structure to the Board, developing and recommending the Guidelines to the Board, exposures to the risks of regulatory and legislative changes, and overseeing the evaluation of the Board and its Committees.
Finally, the Compensation Committee oversees the Company's overall benefit and compensation philosophy and executive compensation arrangements and is responsible for making a determination as to whether or not risks arise from compensation practices that are reasonably likely to have a material adverse effect on the Company.
Every Director sits on more than one Committee and this overlap helps ensure that the risk responsibilities of the various Committees are well coordinated. Each Committee Chair makes a report on Committee activity to the Board at least quarterly which, in addition to the quarterly presentations on the Company's top four risks, enables the Board to continually review and evaluate risks which could affect the Company.
SPECIFIC CONSIDERATIONS REGARDING 2015 DIRECTORS AND NOMINEES
The Board Governance and Nominating Committee considered the nominee's experiences, qualifications, attributes, and skills when determining the current performance of the Board of Directors and specifically each Director whose term is expiring. The Committee also reviewed the Board and Committee evaluations and considered the significant experience our Directors have had working together on the Board. The Board evaluated the same criteria when it approved the nominees recommended by the Board Governance and Nominating Committee.

In considering the nominees, the Board Governance and Nominating Committee and the Board focused on the background and experiences of the nominees, as described in the biographies appearing elsewhere in this Proxy Statement. The Committee and the Board concluded that the nominees for reelection and those Directors who continue on the Board provide the Company with an appropriate mix of experience, knowledge, education, and abilities to allow the Board to fulfill its responsibilities to the Company and its stockholders.
2015 Nominees:
With respect to Ms. Glenn, the Committee and Board considered in particular her leadership experience as the CEO and majority owner of her marketing company, her understanding of the needs of small business owners, her extensive service in, and leadership with, various charitable organizations, and her experience and expertise in marketing, distribution and public affairs.
With respect to Mr. Mosher, the Committee and Board considered in particular his more than 25 years of experience at senior levels in the insurance industry, his experience and expertise in the areas of accounting and public company reporting, his service as the financial expert on the Audit Committee, and his extensive experience and expertise in the areas of management, accounting and finance.
With respect to Ms. Ong, the Committee and Board considered in particular her experience and leadership as the co-founder and director of her public sector financial advisory practice, her extensive experience in municipal government, and her experience and expertise in the areas of management, accounting and finance.
Continuing Directors:
With respect to Dr. Blakey, the Committee and Board considered in particular his extensive practice as a board certified orthopaedic surgeon and his leadership and experience as an owner and director of several medical clinics, many of which share similar characteristics to the Company's small business customers. In addition, the Committee and the Board considered Dr. Blakey's service as a Director of the Company and its subsidiaries.
With respect to Mr. Dirks, the Committee and Board considered in particular his work experience in the public accounting and investment banking industries, his leadership as President and CEO of our insurance subsidiaries for many years, his service on insurance-related associations and foundations, his public service prior to joining the Company, and his extensive experience and expertise in the areas of management, accounting and finance. The Committee and Board also considered Mr. Dirks' deep knowledge and understanding of the Company as a result of his service as our President and Chief Executive Officer and a Director, as well as his familiarity with the Company's history and culture, all of which allow him to provide an invaluable perspective during Board discussions.
With respect to Mr. Kolesar, the Committee and Board considered in particular his experience as the founder, owner and managing director of his Las Vegas law firm, his extensive practice in the areas of banking, finance and real estate, his service and experience as a director of numerous private companies, his leadership and service on several local charities, and his service as a Director and Chair of the Company and its operating companies' Boards of Directors.
With respect to Mr. Rumbolz, the Committee and Board considered in particular his experience as Chief Executive Officer and/or member of the boards of directors of several public companies and foundations, his extensive experience in other senior level positions of publicly-traded companies, his regulatory and public service experience, and his significant experience and expertise in the areas of management, law, accounting, and finance.
With respect to Mr. Kroner, the Committee and Board considered in particular his experience as Chief Financial Officer, Chief Investment Officer and board member of a publicly-traded insurance company that he co-founded, his consulting experience to various insurance companies, as well as his service as a director to other insurance companies, and his experience and expertise in the areas of insurance, management, finance, investment, and investment banking.
With respect to Mr. McSally, the Committee and Board considered in particular his experience as Chief Executive Officer, Chief Operating Officer, and in Senior Vice President positions to various insurance companies leading commercial and personal lines, distribution and agency management, as well as his service on several boards of privately held insurance companies and his significant experience and expertise in the areas of insurance, management and actuary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any interested party desiring to communicate with the Chairman of the Board and/or the other Directors regarding the Company may contact such Directors by sending correspondence to: Employers Holdings, Inc., c/o Chief Legal Officer, 10375 Professional Circle, Reno, Nevada 89521-4802. Communications may also be sent electronically to: ChiefLegalOfficer@employers.com. Communications may be submitted anonymously and a sender may indicate whether he or she is a stockholder, customer, supplier, or other interested party.
All communications received as described above shall be opened by the Chief Legal Officer for the purpose of determining whether the contents represent a message to our Directors and, depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non- management Directors, an individual Director or committee of Directors, as appropriate. The Chief Legal Officer distributes the communication to each Director who is a member of the Board, or of the group or Committee, to which the communication is directed.

PROPOSAL TWO
APPROVAL OF PROPOSED AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
Our Equity and Incentive Plan (the “Plan”) provides a means to promote the Company’s interests and the interests of our stockholders by providing our officers, employees, non-employee Directors, consultants, and independent contractors with appropriate incentives and rewards to encourage them to enter into and continue in our employ or service, and to acquire a proprietary interest in our long-term success, and the Plan also enables the Company to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. On March 25, 2015 our Board of Directors approved an amended and restated Plan, incorporating certain amendments (described below), subject to stockholder approval. If stockholders do not approve the Plan, as amended and restated, the amendments will not become effective, and the Plan will continue to be administered without regard to the amendments.
Approvals Sought
At the Annual Meeting, the Company’s stockholders will be asked to approve the amended and restated Plan, including the material terms of the Plan’s performance goals, as revised, and including the newly added goals. These performance goals are the bases under which performance-based awards may be granted. In addition, the Company’s stockholders will be asked to approve an increase to the limit on cash awards granted in any performance period, and a few nonsubstantive revisions described below.
For purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the material terms of the performance goals include:

•	The individuals eligible to receive awards under the Plan;

•	A description of the criteria based on which the performance-based compensation is awarded; and

•	The maximum performance-based award limits that can be paid to a participant during any specified period (referred to as the individual award limits).
Stockholder approval of the material terms of the performance goals in the Plan will enable the Compensation Committee to continue to grant performance-based awards that qualify as “performance-based” compensation under Section 162(m), thereby enabling the Company to claim an income tax deduction for these awards. Similarly, stockholder approval of the increase to the individual cash award limit during any performance period is intended to preserve the deductibility under Section 162(m) of future cash awards that could have exceeded the limit prior to Plan amendment. Approval of this Proposal Two will constitute approval of the amended and restated Plan, and specifically, the material terms of the performance goals and the individual award limits.
The Company is not seeking to increase the number of shares authorized for issuance under the Plan.
Our Board of Directors unanimously recommends that stockholders approve the proposed amended and restated Plan.
The amended and restated Plan, reflecting the proposed amendments, is attached to this Proxy Statement as Appendix A, and is incorporated herein by reference. The following summaries of the Plan, including its proposed amendments, are qualified in their entirety by reference to the full text of the attached amended and restated Plan.
Proposed Material Plan Amendments
Increase in Individual Cash Award Limit
The Plan currently provides that the maximum value of the aggregate payment that any participant may receive with respect to any cash-based awards under the Plan is $2,000,000 in respect of any performance period. The Plan amendment increases the limit to $3,000,000 to enable the Company to preserve the deductibility under Section 162(m) when it grants larger cash-based awards.
Approval of Performance Goals with Modifications, and Additional Goals
Under the Plan, the Plan administrator (as defined below) may determine that vesting or payment of an award under the Plan will be subject to the attainment of one or more performance goals with respect to a performance period. Performance periods are determined by our Plan administrator but are not shorter than 12 months. To satisfy the performance based requirements under Section 162(m), certain awards must be granted subject to the achievement of performance goals that have been approved by our stockholders and satisfy other criteria. To comply with this requirement of Section 162(m) and to provide more flexibility regarding the terms of awards under the Plan in order to continue to incentivize our employees to achieve the business objectives of the Company, we are seeking stockholder approval of the material terms of our existing goals listed below, as well as additional performance goals of operating return on equity and operating return on adjusted shareholders’ equity and a revision to the Plan clarifying that not all performance goals need to be determined in accordance with generally accepted accounting principles. In addition, as indicated below, the goal that had been referred to as “cash flow return on investment” has been revised to instead read “return on investment.” Subject to stockholder approval, awards intended to be performance based (whether or not those awards are otherwise intended to comply with Section 162(m)) may be based on any of the following goals, including any combination of these goals, or upon the attainment of specified levels of performance of these goals by the Company, or a business unit, division, subsidiary or business segment, and may be based on a specified increase in these goals or based on performance relative to the performance of other entities.
Performance Goals
Goals: Below are both the existing goals that were in the Plan (with the modification described above indicated) and the new goals added to the Plan, for which we are seeking stockholder approval so that the Plan will comply with Section 162(m) for an additional five years.
Existing Goals:

•	revenue growth;

•	premium growth;

•	policy growth;

•	earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization);

•	net earnings;

•	operating income;

•	before or after tax income (before or after allocation of corporate overhead and/or bonus);

•	income or net income (before or after-taxes);

•	cash flow (before or after dividends);

•	earnings per share;

•	return on equity;

•	return on capital (including return on total capital or return on invested capital);

•	return on investment;

•	net assets;

•	return on assets;

•	economic value added models (or an equivalent metric);

•	comparisons with various stock market indices;

•	book value;

•	reductions in cost;

•	combined ratio;

•	loss ratio;

•	expense ratio;

•	market share or penetration;

•	business expansion;

•	share price performance;

•	total shareholder return;

•	improvement in or attainment of expense levels or expense ratios;

•	working capital levels;

•	operating margins;

•	operating ratio;

•	gross margins or cash margins;

•	year-end cash;

•	debt reductions;

•	shareholder equity;

•	market share;

•	regulatory achievements;

•	employee and/or agent satisfaction;

•	customer satisfaction;

•	customer retention; and

•	rating agency ratings.
New Goals:

•	operating return on equity; and

•	operating return on adjusted shareholders’ equity.
Additional Revisions
Several revisions have been made to the amended and restated Plan to (1) remove outdated references to the Company’s initial public offering and (2) add tax compliance language to ensure that grants under the Plan are either exempt from, or compliant with, Section 409A of the Internal Revenue Code (“Section 409A”).
Except as described above, the Plan has not been amended in any respect since the Company’s stockholders last approved the Plan on May 27, 2010.
Summary of Remaining Material Provisions of the Plan Taking Into Account the Plan Amendments
Purpose
The purpose of the Plan is to give our employees, officers, non-employee Directors, consultants and independent contractors an incentive to increase their efforts and to promote our business. The Plan authorizes the Plan administrator to grant the following awards:
Types of Awards

•
stock options (including options intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code). Under the Plan, stock options may not have a term that is longer than seven years;

•
Stock Appreciation Rights (“SARs”), which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price. Under the Plan, SARs may not have a term that is longer than seven years;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Plan administrator;

•
restricted stock units, which give the holder the right to receive shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals over periods of at least one year; and

•	other stock-based awards at the discretion of the Plan administrator.
Plan Administration
The Plan is administered by the Compensation Committee of our Board of Directors (the “Plan administrator”). The Plan administrator has the authority to, among other things enumerated in the Plan, administer the Plan and any awards granted under the Plan, determine to whom awards will be granted and determine the terms and conditions of such awards, including whether the vesting or payment of an award will be subject in whole or in part to the attainment of performance goals. The Company does not have the ability, without obtaining the approval of the Company’s stockholders, to reprice outstanding options or stock appreciation rights, or to otherwise take action that would be treated as a repricing under the rules and regulations of the principal securities market on which our common stock is traded.
Eligibility
All of our employees, including officers, our non-employee Directors, and our consultants and independent contractors, are eligible to receive awards under the Plan. We refer to the recipient of an award under the Plan as a participant. As of December 31, 2014, approximately 700 employees of the Company or its subsidiaries (including 40 officers) and all eight of the Company’s non-employee Directors were eligible to receive awards under Plan.
Share Reserve
A maximum of 7,105,838 shares had been reserved for issuance of awards under the Plan. As of March 23, 2015, a total of 3,338,284 shares were reserved and available for issuance under the Plan. If any outstanding award expires for any reason, any unissued shares subject to the award will again be available for issuance under the Plan. If a participant pays the exercise price of an option by delivering to us previously owned shares, only the number of shares we issue in excess of the surrendered shares will count against the Plan’s share limit. Also, if the full number of shares subject to an option is not issued upon exercise for any reason, only the net number of shares actually issued upon exercise will count against the Plan’s share limit. Shares issued under the Plan may be authorized but unissued shares or shares that have been or may be reacquired by us in the open market, in private transactions, or otherwise.
As of March 23, 2015, 1,466,043 options were outstanding. Of these options, the weighted average term remaining was 2.98 years and the weighted average exercise price was $17.75. Additionally, as of March 23, 2015, 200,905 shares were reserved for grants of outstanding restricted stock units, and 273,893 shares were reserved for grants of outstanding performance shares. There were no shares reserved for the grant of any other awards.
Our common stock is traded on the New York Stock Exchange, and on March 23, 2015, the per share closing price was $26.68.
Individual Award Limits
The Plan provides that no more than 1,000,000 shares underlying stock options or SARs may be granted to a participant in any consecutive 36-month period and that no more than 500,000 shares underlying any other award may be granted to a participant in any 36-month period. The maximum value of the aggregate payment that any participant may receive with respect to any cash-based awards under the Plan is $3,000,000 (increased from $2,000,000) in respect of any performance period.
Transferability of Awards
Awards granted under the Plan generally may not be transferred by a participant other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, the Plan administrator may provide, in limited circumstances, that an award may be transferred to an immediate family member, or to certain related entities such as a trust established for the benefit of the participant or an immediate family member.

Change in Control
Upon a change in control (as defined in the Plan), the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) unless such award is assumed or substituted in connection with the change in control, in which case the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of a participant’s employment without cause during the 24-month period following the change in control. To the extent an award is not assumed or substituted in connection with a change in control, then following the acceleration and settlement of the awards as described above, the award will terminate in connection with the change in control.
In addition, in the event of a change in control, the Plan administrator may cancel outstanding awards in exchange for a cash payment for each share subject to the award, equal to the difference between the per share consideration for our common stock in the transaction and the per share exercise or purchase price.
Change in Capitalization
In the event that the Plan administrator determines that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Plan administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the maximum number and kind of shares of our common stock or other property (including cash) that may be issued under the Plan in connection with awards, (2) the maximum number of shares of our common stock that may be made subject to awards to any individual, (3) the number and kind of shares of our common stock or other property (including cash) issued or issuable in respect of outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award; provided, that, with respect to incentive stock options, this adjustment will be made in accordance with the applicable tax provisions relating to incentive stock options; and (5) the performance goals applicable to outstanding awards.
Forfeiture or Repayment of Amounts by Reason of Restatement of Financial Statements
The Plan administrator may provide in an award agreement that if we are required to restate our financial statements, then we could require a participant to repay the value of any award that vested upon the attainment of performance goals to the extent such performance goals would not have been achieved had such restatement not been required and the unvested portion of the award also could be forfeited.
Repayments or Forfeiture for Breach of Restrictive Covenants Such as Noncompetition, Nonsolicitation and Confidentiality Provision
If a participant violates certain restrictive covenants prior to or following termination of employment, then the participant may be required to forfeit any outstanding awards and to repay shares, cash amounts and gains.
Term of the Plan, Amendment or Termination of the Plan
No award may be granted under the Plan after the tenth anniversary of April 7, 2010, which was the date the Plan had been previously approved by our Board of Directors. Our Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time, provided that no such amendment, alteration, suspension, discontinuance or termination will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No amendment to or termination of the Plan may adversely affect any awards granted under the Plan without the participant’s permission. In addition, our Board of Directors may amend the Plan, and the Plan administrator may amend, restructure, terminate or replace any Plan awards, as may be necessary or appropriate to avoid adverse tax consequences under deferred compensation legislation pursuant to Section 409A.
U.S. Federal Income Tax Consequences
The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and the Company of equity awards granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. In addition, it does not describe any state, local or non‑U.S. tax consequences. Tax consequences for any particular individual may be different.
Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee of ours, such ordinary income generally is subject to tax withholding. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.
Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-based Awards. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance award or other stock-based award is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (1) freely transferable, or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to our three other most highly compensated Named Executive Officers (other than our Chief Executive Officer and our Chief Financial Officer). Under Section 162(m) , the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include requirements such as stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit us to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.
Section 409A. Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits and Future Equity Grants
Future awards under the Plan are discretionary, will be determined by the Plan administrator and may vary from year to year and from participant to participant. Therefore, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the Plan. Currently, each non-employee Director who is elected to, or continues on, the Board at the annual stockholder’s meeting will receive a restricted stock unit award under the Plan with a value of approximately $60,000 as of the date of grant, which will be paid in the form of shares of our common stock as of the vesting date (unless payment has been deferred by the non-employee Director until a later date). However, the number of restricted stock units that will be granted cannot be determined until the date of grant.
The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amended and restated Plan. Other than the non-employee Director grants described above, the Plan does not provide for any set benefits or amounts. Information regarding stock-based awards granted to our Named Executive Officers for our fiscal year 2014 is provided in the “Compensation Discussion and Analysis” and tables of this Proxy Statement. Our executive officers and non-employee Directors have a financial interest in this proposal because they are eligible to receive awards under the Plan.
Prior Option Grants
The following table sets forth information as of March 23, 2015, with respect to the number of shares subject to options that have been granted or to be granted pursuant to the Plan to our Named Executive Officers, as identified in the Compensation Discussion and Analysis section included herein, and the specified groups set forth below.

Name and Position	Number of Shares Underlying Stock Options
Douglas D. Dirks President and Chief Executive Officer, EHI	599,734
Terry Eleftheriou Executive Vice President and Chief Financial Officer, EHI	7,800
William E. Yocke Executive Vice President and Former Chief Financial Officer, EHI	177,348
Stephen V. Festa President and Chief Operating Officer, EHI	85,791
Lenard T. Ormsby Executive Vice President and Chief Legal Officer, EHI	166,748
John P. Nelson Executive Vice President and Chief Administrative Officer, EHI	148,933
Current Executive Officer Group	1,368,397
Current Non-Executive Director Group	0
Each associate of the above-mentioned Directors, executive officers or nominees	0
Each other person who received or is to receive five percent of such options, warrants, or rights	0
Employee Group other than Executive Officer Group	1,633,495
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN.

PROPOSAL THREE
NON-BINDING VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers ("NEOs"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis compensation tables and narrative discussion contained in this Proxy Statement. Accordingly, the following resolution will be submitted to a stockholder vote at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Our Compensation Committee believes that the most effective executive compensation program is one that rewards the achievement of specific financial goals, aligns executive officers' interests with those of our stockholders by rewarding performance for achievement of financial goals, and motivates our executives to increase stockholder value without encouraging excessive risk-taking.
Our executive compensation program continues to be tied to the Company's financial performance, supports our commitment to good compensation governance, and provides competitive compensation opportunities to attract, retain and motivate our officers.
Our 2014 executive compensation program:

•	Offers an appropriate mix of base salary, annual bonus, long-term equity grants, benefits and perquisites that is competitive with companies in our peer group;

•
Provides total compensation opportunities that are within the competitive range (generally between the 50th and 75th percentile) for our peer group in terms of total compensation and benefits provided to our NEOs, each of whom is identified below, subject to adjustment to reflect both individual performance and any additional roles and responsibilities not reflected in the competitive data;

•
Aligns pay and performance by linking executive compensation with short and long-term financial performance through an annual bonus program and regular long-term equity grants, utilizing both absolute and relative performance goals;

•	Attracts, motivates and retains our executives by establishing performance goals and rewarding our executives for their successful performance; and

•	Discourages excessive or undue risk taking by including appropriate mitigating factors.
Highlights of Our Executive Compensation Program
Our program is built on a sound compensation philosophy and a solid governance framework. In 2014, we continued to align our program with our philosophy, link compensation to performance, apply challenging performance goals and emphasize strong compensation governance. Our program included the following:

•
Continued Emphasis on Performance Shares: To align a significant portion of our compensation with performance, our long-term incentive program is heavily weighted toward performance shares and weighted less toward stock options and restricted stock units ("RSUs"). In 2014, as in 2013, performance shares, which were linked to the Company's three-year combined ratio performance relative to a comparator group, represented 55% of the equity value granted to our NEOs under our long-term incentive program.

•
Used a Mix of Relative and Absolute Performance Metrics: We continued to use both relative and absolute combined ratio metrics to reward superior performance based on targeted performance and our performance relative to the performance of private carriers in an industry-related group.

•	Gross-Ups: We previously eliminated tax gross-up provisions related to change-in-control.

•
Reasonable Perquisites and Benefits: We continue to provide a program that follows good compensation governance by providing our NEOs with limited perquisites and benefits consistent with our peer group.

•	Clawback (“Incentive Recovery”) Policy: We have a policy to recapture (or “clawback”) incentive compensation paid to our NEOs.

•	Regular Annual Equity Grants: We have a policy of awarding equity grants during a regularly scheduled Compensation Committee meeting.

•
Long-term Vesting and Performance Requirements: Our 2014 awards of stock options and RSUs were granted with annual vesting over a four-year period, and our 2014 performance share awards cover a three-year performance period.

•	Stock Ownership Guidelines: We require our NEOs to attain and maintain competitive levels of Company stock ownership.

•	Hedging and Pledging Restrictions: We have policies restricting our NEOs from hedging or pledging Company equity securities, including securities granted under the Equity Plan.
In 2014, our compensation program resulted in the following:

•	Modest increases in 2014 base salaries based on factors such as the individual's performance, changes in responsibilities, and market trends;

•	Grants of performance shares, stock options and RSUs to continue to align our NEOs' interests with stockholder interest in creating stockholder value;

•
Under the 2014 annual bonus program, the Company achieved an Adjusted GAAP Combined Ratio (as defined in the “Annual Bonuses” section of “Elements of Our 2014 Executive Compensation Program” below) of 105%, significantly better than the pre-established performance level (the "Bonus Hurdle").

•
In addition, we are seeking shareholder approval of the performance goals in the Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code and thereby preserve the deductibility of certain performance-based compensation. Also to preserve compensation deductibility, the Equity Plan has been amended and restated, subject to shareholder approval, to increase the per person cash award cap in any performance period from $2,000,000 to $3,000,000. These amendments and certain minor plan revisions are described in “Proposal Number Two - Approval of Proposed Amended and Restated Equity and Incentive Plan.”

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
This vote is only advisory, will not be binding upon the Company or the Board, and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. Because the Board values constructive dialogue on executive compensation and other important governance topics with our stockholders, it encourages all stockholders to vote their shares on this matter. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR
INDEPENDENT ACCOUNTING FIRM
The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP (“Ernst & Young”) as Employers Holdings' independent accounting firm to examine the financial statements of Employers Holdings and its subsidiaries for the 2015 calendar year. The Board of Directors recommends ratification of the appointment of Ernst & Young.
A representative of Ernst &Young will be present at the Annual Meeting. This representative will have an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.
Although stockholder approval of this appointment is not required or binding on the Audit Committee, the Board of Directors believes that, as a matter of good corporate governance, stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young as Employers Holdings' independent accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our 2014 Executive Compensation Program
Our Compensation Committee believes that the most effective executive compensation program is one that rewards the achievement of specific financial goals, aligns executive officers' interests with those of our stockholders by rewarding performance for achievement of financial goals, and motivates our executives to increase stockholder value without encouraging excessive risk-taking.
Our executive compensation program continues to be tied to the Company's financial performance, supports our commitment to good compensation governance, and provides competitive compensation opportunities to attract, retain and motivate our officers.
Our 2014 executive compensation program:

•	Offers an appropriate mix of base salary, annual bonus, long-term equity grants, benefits and perquisites that is competitive with companies in our peer group;

•
Provides total compensation opportunities that are within the competitive range (generally between the 50th and 75th percentile) for our peer group in terms of total compensation and benefits provided to our NEOs, each of whom is identified below, subject to adjustment to reflect both individual performance and any additional roles and responsibilities not reflected in the competitive data;

•
Aligns pay and performance by linking executive compensation with short and long-term financial performance through an annual bonus program and regular long-term equity grants, utilizing both absolute and relative performance goals;

•	Attracts, motivates and retains our executives by establishing performance goals and rewarding our executives for their successful performance; and

•	Discourages excessive or undue risk taking by including appropriate mitigating factors.
Highlights of Our Executive Compensation Program
Our program is built on a sound compensation philosophy and a solid governance framework. In 2014, we continued to align our program with our philosophy, link compensation to performance, apply challenging performance goals and emphasize strong compensation governance. Our program included the following:

•
Continued Emphasis on Performance Shares: To align a significant portion of our compensation with performance, our long-term incentive program is heavily weighted toward performance shares and weighted less toward stock options and restricted stock units ("RSUs"). In 2014, as in 2013, performance shares, which were linked to the Company's three-year combined ratio performance relative to a comparator group, represented 55% of the equity value granted to our NEOs under our long-term incentive program.

•
Used a Mix of Relative and Absolute Performance Metrics: We continued to use both relative and absolute combined ratio metrics to reward superior performance based on targeted performance and our performance relative to the performance of private carriers in an industry-related group.

•	Gross-Ups: We previously eliminated tax gross-up provisions related to change-in-control.

•
Reasonable Perquisites and Benefits: We continue to provide a program that follows good compensation governance by providing our NEOs with limited perquisites and benefits consistent with our peer group.

•	Clawback (“Incentive Recovery”) Policy: We have a policy to recapture (or “clawback”) incentive compensation paid to our NEOs.

•	Regular Annual Equity Grants: We have a policy of awarding equity grants during a regularly scheduled Compensation Committee meeting.

•
Long-term Vesting and Performance Requirements: Our 2014 awards of stock options and RSUs were granted with annual vesting over a four-year period, and our 2014 performance share awards cover a three-year performance period.

•	Stock Ownership Guidelines: We require our NEOs to attain and maintain competitive levels of Company stock ownership.

•	Hedging and Pledging Restrictions: We have policies restricting our NEOs from hedging or pledging Company equity securities, including securities granted under the Equity Plan.
In 2014, our compensation program resulted in the following:

•	Modest increases in 2014 base salaries based on factors such as the individual's performance, changes in responsibilities, and market trends;

•	Grants of performance shares, stock options and RSUs to continue to align our NEOs' interests with stockholder interest in creating stockholder value;

•
Under the 2014 annual bonus program, the Company achieved an Adjusted GAAP Combined Ratio (as defined in the “Annual Bonuses” section of “Elements of Our 2014 Executive Compensation Program” below) of 105%, significantly better than the pre-established performance level (the "Bonus Hurdle").

•
In addition, we are seeking shareholder approval of the performance goals in the Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code and thereby preserve the deductibility of certain performance-based compensation. Also to preserve compensation deductibility, the Equity Plan has been amended and restated, subject to shareholder approval, to increase the per person cash award cap in any performance period from $2,000,000 to $3,000,000. These amendments and certain minor plan revisions are described in “Proposal Number Two - Approval of Proposed Amended and Restated Equity and Incentive Plan.”

Our Named Executive Officers
The subsequent sections provide a discussion and analysis of the material elements of our current program outlined briefly above. For 2014, our NEOs were:

•	Douglas D. Dirks, President & Chief Executive Officer (“CEO”)

•	Terry Eleftheriou, Executive Vice President (“EVP”) & Chief Financial Officer ("CFO"), beginning November 10, 2014.

•	William E. Yocke, EVP & CFO until November 10, 2014. Mr. Yocke will retire on June 30, 2015.

•	Lenard T. Ormsby, EVP, Chief Legal Officer (“CLO”)

•	Stephen V. Festa, EVP, Chief Operating Officer (“COO”)

•	John P. Nelson, EVP, Chief Administrative Officer (“CAO”)
Say on Pay
The Compensation Committee and the Board value the opinions of our stockholders. At the last four annual meetings of our stockholders, more than 95% of the votes cast on the stockholder advisory vote proposal on our executive compensation program (“Say on Pay”) were in favor of our program. The Compensation Committee views these results as continuing endorsements of our program, and intends to continue to apply its current principles and philosophy in establishing policies and making decisions regarding our executive compensation program. In the Compensation Committee's ongoing efforts to link pay to performance, in 2014, performance shares continued to represent a significant percentage of the Company's equity grant mix for our NEOs. These performance shares will be payable only upon the achievement of a pre-established relative performance goal. In addition, the Board has continued its policy of holding an annual stockholder advisory vote on our executive compensation program.
How Executive Compensation Was Determined
The Compensation Committee is responsible for all decisions regarding our executive compensation program. The Compensation Committee Charter authorizes the Compensation Committee to retain independent counsel and compensation consultants, at the Company's expense. During 2014, the Compensation Committee relied on advice from its independent compensation consultant and recommendations from the CEO concerning the compensation of the other NEOs, as discussed below.

Independent Compensation Consultant
The Compensation Committee has engaged Pay Governance, LLC (“Pay Governance”) to identify competitive compensation practices for our executive and director compensation programs, and to advise the Compensation Committee regarding the design of the 2014 short and long-term incentive compensation components, as well as the competitive ranges for each element of our NEOs' compensation. In addition, Pay Governance provided the Compensation Committee with specific recommendations for each element of the CEO's compensation. Pay Governance did not perform any unrelated services on behalf of management. Management did not retain a separate compensation consultant for the purpose of determining compensation for any of the NEOs in 2014.
The Peer Group
The engagement of Pay Governance included a review of our 2013 peer group. Our peer companies were selected based upon a review of organizations that have similar industry focus (insurance companies in the property and casualty segment, including companies with a workers' compensation line of business), financial size (gross and net written premiums), market capitalization, returns (return on equity, total shareholder return) and financial performance (combined ratio and net income). Pay Governance made certain recommendations to the Compensation Committee to broaden the peer group, after analyzing the Company’s competitors, potential talent pool and market performance. After considering Pay Governance’s recommendations, Argo Group International Holdings, Hallmark Financial Services, Inc. and National Interstate Corporation were added to the 2013 peer group. In addition, SeaBright Insurance Holdings, Inc. was eliminated from the 2013 peer group because it had been acquired. With these changes to the 2013 peer group, the 2014 peer group was recommended by Pay Governance and approved by the Compensation Committee.
The companies in the 2014 peer group were as follows:

Peer Group
AMERISAFE, Inc.	AmTrust Financial Services, Inc.	Argo Group International Holdings
Baldwin & Lyons, Inc.	Donegal Group, Inc.	EMC Insurance Group, Inc.
Hallmark Financial Services, Inc.	Meadowbrook Insurance Group, Inc.	National Interstate Corporation
The Navigators Group, Inc.	ProAssurance Corp.	RLI Corp.
Safety Insurance Group, Inc.	Selective Insurance Group, Inc.	State Auto Financial Corp.
Tower Group, Inc.	United Fire & Casualty Company
NEO Compensation Decisions
As in previous years, the Compensation Committee, in setting the CEO's compensation, considered the CEO's performance, Company performance, peer group and general market trends and retention risk. The Compensation Committee also independently collected input on the CEO's performance from the Board as part of a formal evaluation process, and used this evaluation in combination with the other information noted above. The Compensation Committee did not assign a specific weight to any of these factors, but used its judgment, in consultation with Pay Governance, in making a final decision. The Compensation Committee deliberated on the compensation of the CEO in executive session outside of the presence of management.
The Compensation Committee solicited the input and recommendations of the CEO in determining compensation for the other NEOs. The CEO's input included the other NEOs' performance, and recommendations regarding the levels of base salary and short and long-term incentive grants for each of the other NEOs. The CEO also provided recommendations regarding the design of the short and long-term incentive compensation components, including the specific targets for each applicable performance metric. The Compensation Committee considered the recommendations of the CEO in conjunction with Company performance, peer group and general market trends, retention risk and advice and recommendations from Pay Governance in determining the other NEOs' compensation.
Elements of Our 2014 Executive Compensation Program
The following sections discuss each of the components of our executive compensation program as approved by the Compensation Committee. As discussed above, in developing the 2014 executive compensation program, the Compensation Committee considered the trends and practices of the Company's peer group, advice and recommendations provided by Pay Governance and the recommendations of the CEO, and determined that the following components would be appropriate for the 2014 executive compensation program:

•	Base salary

•	Annual bonuses

•	Long-term incentives (performance shares, stock options and RSUs)

•	Benefits and perquisites

•	Employment agreements and compensation payable upon termination of employment
Base Salary
As in previous years, the Compensation Committee believed that it was important to provide competitive base salaries for our executives because base salary acts as a primary retention and recruitment tool, and provides the basis for determining other components of compensation such as bonus opportunities, severance and other benefits whose values are derived from base salary levels. The Compensation Committee considers, but does not specifically weight, multiple factors in its decisions regarding NEO salaries including individual performance, roles and responsibilities, organizational performance, and competitive data and trends from the peer group, as well as recommendations made by the CEO regarding the other NEOs.
In 2014, the Compensation Committee considered several general factors, including that, on average, our NEOs have received fairly modest salary increases in the past several years, and in 2013 and 2014, salaried employees generally received a 2.5% increase to their respective salaries. The Compensation Committee also took into account the CEO's recommendations to reward the NEOs based on the amount of responsibility that they had been assigned, and specifically, that Mr. Festa was continuing to assume additional responsibilities as COO. The Compensation Committee approved increases to our NEOs' base salaries, effective March 23, 2014. In addition, in connection with the hiring of Mr. Eleftheriou, the Compensation Committee set Mr. Eleftheriou’s annual base salary at $425,000 after (1) seeking the advice of Pay Governance and the CEO to determine a competitive and reasonable base salary rate for the new CFO, (2) considering Mr. Eleftheriou’s qualifications and experience as a CFO of a public company, and (3) reviewing peer group practices and the Company’s compensation philosophy.
The table below shows the current 2014 annual base salary rates for each of our NEOs, and for each NEO other than Mr. Eleftheriou, also shows how this rate compared to his 2013 final annual base salary rate:

Name	2013 Annual Base Salary Rate	2014 Annual Base Salary Rate	Change to 2013 Annual Base Salary Rate(1)
Douglas D. Dirks	$805,000	$830,000	3.1%
Terry Eleftheriou	N/A	425,000	N/A
William E. Yocke	435,000	445,000	2.3
Lenard T. Ormsby	435,000	445,000	2.3
Stephen V. Festa	390,000	425,000	9.0
John P. Nelson	335,000	345,000	3.0
Annual Bonuses
Each of our NEOs other than Mr. Eleftheriou was eligible for an annual cash bonus for 2014 upon the achievement of a pre-established annual financial goal. The Compensation Committee believed that the annual bonus was a key component of our 2014 executive compensation program as it enabled us to (1) align certain compensation opportunities with our short-term financial goals, (2) create incentives based on the Company's 2014 performance, and (3) provide competitive compensation opportunities for our NEOs.
As discussed in more detail below, for 2014, the Compensation Committee, after consulting with Pay Governance, concluded that, as in 2013, a performance goal based on an absolute Combined Ratio metric was an appropriate metric for rewarding our executives in the annual bonus program. In choosing an appropriate metric, the Compensation Committee concluded that comparing the Company's actual 2014 Adjusted GAAP Combined Ratio to the Compensation Committee's targeted goal would motivate executives to meet or exceed the pre-established goal selected by the Compensation Committee for this purpose. The Committee further concluded that the use of an absolute goal would complement the performance goal used for the performance shares in our long-term incentive program (described in “Long-Term Incentive Grants,” below), which is based on a relative Statutory Combined Ratio metric. As in previous years, the Compensation Committee used a corporate financial goal to align the annual bonus with a key financial goal that impacts stockholder value. In 2013, the Compensation Committee established a performance ladder, which assigned maximum, target and threshold payout amounts to pre-established performance goals. In 2014, the Compensation Committee established only one performance level, the Bonus Hurdle, below which no annual bonus payment would be paid to our NEOs under the program. This change provides the Compensation Committee with the flexibility to consider additional financial or individual criteria, including criteria that were either subjective or were not anticipated at the time the initial goal was established, to determine the actual individual bonus payout. By using this approach, the Compensation Committee retained the ability to use its negative discretion to reduce but not increase the value of the annual bonuses based on other criteria, without jeopardizing the tax deductibility of the annual bonuses.In setting the bonus targets for each of the NEOs, the Compensation Committee took into account the peer group information and recommendations made by Pay Governance. The Compensation Committee did not change the annual bonus targets for Messrs. Dirks, Yocke, Ormsby or Nelson from their respective 2013 targets. However, in connection with Mr. Festa’s promotion to COO on August 25, 2013, his minimum annual bonus target pursuant to the terms of his employment agreement had been increased during 2013 from 35% to 55% of his annual base salary rate. In addition, as in 2013, the maximum bonus payable under the program was 200% of the eligible NEO’s annual bonus target. In connection with Mr. Eleftheriou’s hiring, after considering input from Pay Governance, the Compensation Committee determined that a minimum annual bonus target of 55%, commencing for the 2015 calendar year, was reasonable, competitive and appropriate for an experienced CFO. The annual bonus targets for 2014 were as follows:

Name	2014 Annual Cash Bonus Target as a Percentage of Base Salary
Douglas D. Dirks	80%
Terry Eleftheriou(1)	N/A
William E. Yocke	55
Lenard T. Ormsby	55
Stephen V. Festa	55
John P. Nelson	50

(1)
Mr. Eleftheriou was not eligible for this annual cash bonus for 2014. However, for 2015, his minimum annual cash bonus target will be 55% of his base salary pursuant to the terms of his employment agreement.

As mentioned above, for 2014, as in 2013, after consultation with Pay Governance and the CEO, the Compensation Committee selected the corporate performance metric of Adjusted GAAP Combined Ratio as the metric for the 2014 annual bonus program. Specifically, for 2014, the performance goal was based on how the Company's Adjusted GAAP Combined Ratio for the 2014 calendar year compared to the pre-established Bonus Hurdle of 112.2. The Bonus Hurdle was intended to be challenging, while providing the Compensation Committee with the flexibility to reward our NEOs for solid performance. For purposes of the annual bonus program, Adjusted GAAP Combined Ratio was defined as:

(Losses + Loss Adjustment Expenses + Commission Expense + Dividends Paid to Policyholders + Underwriting and Other Operating Expenses – Amortization of the Deferred Gain – Impact of the LPT Reserve Adjustment – Impact of the LPT Contingent Commission Adjustment)

Net Premiums Earned
The Company's Adjusted GAAP Combined Ratio was calculated based on the financial information disclosed in the Company's Annual Report on Form 10-K for 2014. In the 2014 Annual Report, Dividends Paid to Policyholders were included in Underwriting and Other Operating Expenses.
The Compensation Committee continues to believe that a performance goal based on combined ratio is an effective measure of management performance for an insurance holding company because the combined ratio:

(1)	utilizes a measure of the operating insurance companies' profitability;

(2)	balances revenue and underwriting losses, thereby guarding against the potential for increasing revenue by undertaking unnecessary risk;

(3)	provides a meaningful incentive for management to pursue increasing levels of operating profitability; and

(4)	is a common industry measure for assessing company performance.
As mentioned above, for 2014, our eligible NEOs could earn an annual bonus of up to 200% of the NEO's respective targets only if corporate performance was better than the pre-established Bonus Hurdle, that is, less than or equal to an Adjusted GAAP combined ratio of 112.2. Provided that the Bonus Hurdle was achieved, the Compensation Committee had the sole discretion to decrease, but not increase, the value of the NEOs’ annual bonuses, based on criteria selected by the Compensation Committee for this purpose. This discretion was designed to be exercised on a case by case basis.
In 2014, the Company achieved an Adjusted GAAP Combined Ratio of 105.0%, which exceeded the Bonus Hurdle of 112.2%. The Compensation Committee first exercised its negative discretion by taking the Company's financial performance into account. The Compensation Committee then evaluated each eligible NEO's performance and contributions to the Company during 2014, with advice from the CEO regarding all the other eligible NEOs. The Compensation Committee approved different allocations (as a percentage of each NEO's respective target) based on the particular responsibilities and accomplishments of each individual NEO. As a result of this evaluation, the Compensation Committee approved the following annual bonuses:
Mr. Dirks was awarded an annual bonus of $760,000 in recognition of his overall responsibility for the Company's business functions, the Company's 2014 financial results, his execution of the Company's business strategy, and his efforts in strengthening the executive management team.
Mr. Yocke, who ceased serving as our CFO during 2014, was awarded $125,000 for his contributions as the Company's CFO and his efforts in transitioning in a new CFO.
Mr. Festa was awarded $285,000 for his efforts in the execution of a number of strategic initiatives, including hiring a new leadership team and restructuring insurance operations, his contribution to the Company's 2014 financial results, excelling in his increased leadership role in the Company, and effectively expanding his working relationships throughout the Company.
Mr. Ormsby was awarded $280,000 for his strong leadership abilities, his counsel to the Board, his guidance and support of the Company's Enterprise Risk Management Program, his management of the legal and regulatory functions, which support the Company's business strategy, and his superior technical skills as CLO.
Mr. Nelson was awarded $200,000 for his management of the Company's administrative and human resources functions, which supported the restructuring of operations and the recruitment of the new CFO and other senior executives, and his leadership efforts, which increased efficiencies and reduced expenses in the Company's administrative systems and processes.
As a result, our NEOs (other than Mr. Eleftheriou) received bonuses under the 2014 annual bonus program in the amounts, and as a percentage of their 2014 base salary rate, as set forth in the following table.

Name	Percentage of 2014 Base Salary Rate	Bonus Amount
Douglas D. Dirks	91.6%	$760,000
William E. Yocke	28.1	125,000
Lenard T. Ormsby	62.9	280,000
Stephen V. Festa	67.1	285,000
John P. Nelson	58.0	200,000
Long-Term Incentive Grants
We believe that a properly designed long-term incentive program, along with competitive compensation opportunities, encourage our NEOs to pursue and execute long-term strategies for increasing stockholder value. It also serves as an important retention and recruiting tool in securing a highly-qualified senior management team.

In March 2014, the Compensation Committee approved long-term incentive grants under the Equity Plan within our long-term incentive program for each NEO employed with us at that time. Therefore, Mr. Eleftheriou was not eligible for these grants. As in 2013, performance share awards represented approximately 55% of the aggregate value of these grants. Performance shares are earned and payable only if a pre-established performance goal is achieved. Again, as in 2013, RSUs (each unit having the value of one share of our common stock) represented approximately 25% of the aggregate value of these grants, and non-qualified stock options represented approximately 20% of this value.
The Compensation Committee designed the compensation structure to ensure that a significant portion of our NEOs' compensation (specifically, annual bonuses, performance shares, and stock options) was performance based. In determining the overall long-term incentive grant levels for each NEO, the Compensation Committee considered the relative total compensation opportunities (cash plus long-term incentives), relative responsibilities of each executive, replacement/retention risk, individual performance, Company performance and peer group and general market practices for compensation. The Compensation Committee did not assign a specific weight to any of these factors. The three components of the Company's long-term incentive program are described below.
Performance Shares
2014 Grants
Our NEOs (other than Mr. Eleftheriou) received grants of performance shares in March 2014 that were based upon our achievement of a relative Combined Ratio goal over a three-year performance period. Performance shares were used to motivate management to focus on Combined Ratio. In particular, the reasons for selection of Combined Ratio as the performance metric were the same as those discussed in “Annual Bonuses” above, and the design of the 2014 performance share grants was substantially similar to the 2013 grant design. As in 2013, the selection of the relative Statutory Combined Ratio goal determined over a three-year performance period was intended to reward performance over a multi-year period of time, and to condition the reward on how the Company's performance compared to that of the group of private carriers described below. By using relative performance, the Compensation Committee sought to ensure that the NEOs were not inadvertently advantaged or disadvantaged by market cycle changes during the three-year performance period. The performance share grants made to our NEOs in 2014 are set out and described in the Summary Compensation Table on page 36 and the Grants of Plan-Based Awards Table on page 39.
Specifically, as was used for the 2013-2015 performance cycle, for the performance period commencing on January 1, 2014, and ending on December 31, 2016, the performance goals selected were based on how the Company's average three-year Statutory Combined Ratio (as defined below) for this performance period compares to an average of the Statutory Combined Ratios for a group of private carriers. The group selected was a group established and reported by A.M. Best Company, Inc. (“A.M. Best”). In order to accurately compare the Company's performance to the performance of this group of private carriers, we likewise used the A.M. Best Statutory Combined Ratio definition to measure our performance. To enable the Company to calculate and pay out awards during March 2017, the 2014 grant specified the use of the Statutory Combined Ratios for the comparator private carrier group for the quarterly periods from October 1, 2013 through September 30, 2016. We selected a three-year performance period to ensure that our performance shares are earned for long-term, sustained performance, which we believe aligns with our stockholders' interests.
For purposes of the 2014 performance share grant, Statutory Combined Ratio is defined as:

(Losses Incurred + Loss Adjustment Expenses Incurred + Dividends Paid to Policyholders)	+	Other Underwriting Expenses
Net Earned Premium		Net Written Premium
The Company's three-year Statutory Combined Ratio will be calculated as the average of the 12 quarterly Statutory Combined Ratios for the Company based on the financial information disclosed in the Company's Annual and Quarterly Statutory Financial Statements, on a combined basis, for each quarter of the 2014, 2015 and 2016 fiscal years.

For the 2014 - 2016 performance period, the threshold, target and maximum levels for Statutory Combined Ratio and the corresponding payouts as a percentage of the target number of performance shares awarded are as follows:

	Company's Three-Year Statutory Combined Ratio	Payout as a Percentage of Target
Maximum	≤Industry Avg -9	200%
Target	Industry Avg -2	100
Threshold	>Industry Avg +5	0
Payout of 2012 Performance Share Grants
In March 2012, the Compensation Committee serving at that time awarded performance shares for the 2012-2014 performance period. The performance goals and threshold, target and maximum achievement levels for these grants were described in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders. These performance goals are substantially similar to the goals used for the 2014 performance share grants, described above. For the 2012-2014 performance period, the current Compensation Committee certified that the Company had achieved the maximum level, as the Company outperformed the A.M. Best group of private carriers by more than the required 5 points. This achievement was due, in part, to favorable development in the loss portfolio transfer (LPT) agreement, and resulted in payment of the awards at 200% of the number of performance shares awarded at target level. The resulting numbers of shares awarded to those NEOs who were employed with the Company in March 2012 (which would be all of our current NEOs other than Mr. Eleftheriou) are set forth below and are also provided in the Option Exercise and Stock Vested for 2014 table on page 42.

Name	Number of Shares Awarded for the 2012 - 2014 Performance Period
Douglas D. Dirks	76,400
Terry Eleftheriou	—
William E. Yocke	23,000
Lenard T. Ormsby	23,000
Stephen V. Festa	8,400
John P. Nelson	19,000
Stock Options
Our NEOs (other than Mr. Eleftheriou) received grants of non-qualified stock options in March 2014. As in previous years, the Compensation Committee believes stock options are performance-based compensation that provide the proper incentive to generate long-term growth in stockholder value and retain our leadership talent through a four-year vesting period. The option grants made in 2014 to our NEOs are set out and described in the Summary Compensation Table on page 36 and the Grants of Plan-Based Awards Table on page 39.
Restricted Stock Units
Our NEOs (other than Mr. Eleftheriou) received grants of time-vesting RSUs in March 2014. As in previous years, the Compensation Committee believes that the RSU grants, including the selection of a four-year vesting period, will positively impact retention and will effectively motivate management to focus on executing the existing long-term strategic plan designed to increase stockholder value. Unrelated to our long-term incentive program, our CEO was granted additional RSUs pursuant to certain negotiated terms of his employment agreement. All RSU grants that were made in 2014 to our NEOs are set out and described in the Summary Compensation Table on page 36 and the Grants of Plan-Based Awards Table on page 39.
Benefits and Perquisites
Our NEOs are eligible to participate in all of the benefit programs generally offered to employees. In addition, our NEOs receive automobile allowances and supplemental life insurance benefits, and some of our NEOs also receive airline travel club memberships and country club memberships.

The Compensation Committee has determined that the NEOs' modest perquisites are appropriate. The supplemental life insurance benefits provided to the NEOs are consistent with those provided to similarly situated executives of the companies in our peer group. Airline travel club memberships are provided to our NEOs to facilitate efficient business travel. The country club memberships provide our NEOs with access to quality establishments for business entertainment and encourage them to interface with our community. Certain relocation and related expenses and attorneys’ fees were granted to Mr. Eleftheriou in connection with his recruitment, hiring and the negotiation of his employment agreement. These benefits are described in “Employment Agreements,” below.
Employment Agreements
Each of our NEOs is a party to an employment agreement. These employment agreements are designed to protect the Company through restrictive covenants, to serve as recruiting and retention tools, and to provide for severance both generally, and relating to a change in control. In connection with the recruitment and hiring of Mr. Eleftheriou, he and the Company negotiated an employment agreement substantially similar to the agreements with the other NEOs. However, unlike the other agreements, Mr. Eleftheriou’s agreement provided him with a sign-on bonus of $40,000, attorneys’ fees related to negotiating this agreement, and certain relocation benefits, which were grossed up, subject to a cap of $160,000.
The agreement with Mr. Dirks was renewed and is scheduled to expire December 31, 2016. Likewise, Mr. Eleftheriou’s agreement, which became effective on November 10, 2014, when he began serving as our CFO, is scheduled to expire December 31, 2016. The agreements with Messrs. Festa, Yocke, Ormsby and Nelson are scheduled to expire December 31, 2015. None of our current employment agreements provide for payments to offset excise taxes related to a change in control (“280G gross-up” payments). Instead, the agreements provide for a cap at the statutory threshold to the extent that capping the change in control related payments would put the affected NEO in a better after-tax position and, if not, the payments would remain uncapped so that the executive would be responsible for any related excise taxes imposed and the Company would not be entitled to a deduction for the amounts subject to any such excise taxes.
At the various times that the employment agreements were either entered into, or negotiated, the Compensation Committee had concluded that the applicable provisions of these agreements were reasonable and consistent with market practice.
A more detailed description of these agreements is provided in “Potential Payments upon Termination or Change in Control” on page 42.
Risk Assessment
Management prepared a risk assessment to determine whether our compensation plans promote excessive or undue risk-taking generally, and specifically as applied to our NEOs, and concluded that, in each case, the potential for such risk is low. Pay Governance then reviewed management's analysis and provided the Compensation Committee with the same conclusion. Finally, the Compensation Committee considered both management's analysis and Pay Governance's review, and similarly concluded that these compensation plans are not reasonably likely to have a material adverse effect on the Company, and reported its results to the full Board. In making this determination, the Compensation Committee considered various aspects of our compensation program, including:

•	The mix of fixed and performance-based compensation;

•	Base salaries that are competitive within our industry;

•
Performance-based compensation awards that balance both short and long-term performance over varying time horizons and provide a mix of cash and equity awards based upon varying performance goals among our performance-based awards;

•	Annual cash bonus awards and performance share awards that are capped at competitive levels;

•	Equity awards that are earned only after satisfying vesting schedules and/or achieving applicable performance goals;

•
A portion of total compensation that is linked to the Company's long-term performance, to mitigate the short-term risk that could be detrimental to the Company's long-term interests, and encourage the creation of stockholder value;

•
Equity-based performance awards that are subject to multi-year vesting or performance periods and derive their value from the Company's total performance, which we believe further encourages decision-making that is in the long-term interests of the Company and its stockholders;

•
Executive stock ownership guidelines (as described below), for those employees who we believe can have the greatest influence on the financial performance of the Company, that are designed to strengthen the alignment between the interests of our senior officers and the Company's stockholders, and discourage risk-taking that could be detrimental to the long-term interests of the Company, its performance, and our stock price; and

•	Clawback, grant, and retention policies (as described below) that provide additional assurance that any risks associated with our compensation plans and policies are further mitigated.
Stock Ownership and Retention Guidelines
The Compensation Committee adopted mandatory guidelines that require senior executives, including all of our NEOs, to attain and retain specific levels of stock ownership. These guidelines reinforce the importance of aligning the interests of our NEOs with the interests of our stockholders. Under these guidelines, executives must attain and retain specific levels of ownership of Company stock, expressed as a multiple of base salary, as set forth in the table below. It is the Compensation Committee's intention that these levels of ownership be achieved by February 5, 2017, which is the tenth anniversary of our initial public offering or, if later, by the tenth anniversary of the date that the executive first became subject to an applicable level of stock ownership under these guidelines. For purposes of clarification, if an executive's stock ownership requirement increases because of a change in position, then a new ten-year period to achieve the incremental amount of shares will begin on the effective date of the change of position. These guidelines are intended to motivate our executive officers to reach and maintain appropriate levels of stock ownership.

Position	Multiple of Base Salary
CEO	4x
Executive Vice President	3x
Senior Vice President	2x
Equity and Other Compensation Grant Policies, Procedures and Requirements
Stock Grant Policy and Guidelines
The Board has adopted an equity grant policy that specifies the Company's practices and procedures for granting equity awards, including stock options, stock appreciation rights, restricted stock, RSUs, performance shares and any other stock based award. This policy contains procedures to prevent stock option backdating or other timing improprieties. The equity grant policy governing the 2014 annual grants to the NEOs requires that all equity grants, other than new hire grants, certain grants to non-officers and grants of performance share awards, will be made at a regularly scheduled Compensation Committee meeting occurring between February 15 and March 30, unless exigent circumstances exist, as determined by the Compensation Committee.
Performance share awards (and similar performance-based awards other than stock options) that are intended to satisfy the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code typically will be made within the first 90 days of the calendar year.
Generally, our CAO will prepare a list of equity grantees for our CEO's consideration and, prior to a scheduled Compensation Committee meeting (or approval date for awards), our CEO will submit to the Compensation Committee, for its consideration, a list of recommended equity grants, including the names of the grantees (which will not include our CEO) and the terms of the awards. To the extent that any grantees are officers subject to reporting obligations pursuant to Section 16 of the Exchange Act, the list of proposed grants will be provided to our CLO at the same time. The Compensation Committee may delegate to our CEO the authority to grant equity awards, but solely with respect to equity awards to non-officers, and only if such equity awards are within the guidelines established by the Compensation Committee for this purpose.

“Clawback” Policy
We have a “clawback” policy that applies to our equity awards. Under the Equity Plan, if a grantee engages in certain conduct considered harmful to the Company during employment or following termination of employment, then the grantee may be required to forfeit, without consideration (1) all then outstanding awards under the plan, (2) any shares of Company stock owned by the grantee that were previously subject to an award under the plan, and (3) any cash amounts previously paid to a grantee pursuant to a plan award. In addition, if the grantee sold shares of Company stock during the 12-month period preceding the time the grantee engaged in the harmful conduct, then the grantee may be required to repay to the Company the aggregate value of these shares on the date of the sale minus the amounts, if any, paid for these shares.
In addition, if the Company is required to restate its financial statements, the Company may require our NEOs to repay to the Company the aggregate value of any performance shares that became payable upon the achievement of the performance goals, to the extent these performance goals would not have been achieved had the restatement not been required.
Finally, we are monitoring anticipated regulations regarding clawback requirements and intend to modify or implement new policies as may become necessary or be deemed appropriate.
Policies Prohibiting Hedging and Pledging
The Company's Insider Trading Policy prohibits Directors and other Company insiders, which include our NEOs, from making “short sales” of the Company's equity securities, or otherwise speculating on the Company's equity securities, as these activities may place the personal gain of the Director or other insider in conflict with the best interests of the Company and its stockholders. Additionally, the equity grants made to the Company's officers, including the NEOs, generally prohibit pledging or otherwise assigning equity granted under the Equity Plan. We are monitoring anticipated regulations regarding hedging and pledging restrictions and intend to modify or implement new policies as may become necessary or be deemed appropriate.
Tax and Accounting Considerations
Under section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to our CEO or any of our three other highest paid executive officers (other than our CFO) who are employed by the Company at year-end. The Compensation Committee believes that it is generally in the Company's best interests to satisfy the requirements for deductibility under section 162(m). Accordingly, the Compensation Committee has taken, and intends to take, appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation Committee also believes there may be circumstances in which the Company's interests are best served by maintaining flexibility in the way compensation is provided, even if the compensation is not fully deductible under section 162(m). In this regard, approximately $500,000 of compensation paid for 2014 to our CEO was not deductible by reason of section 162(m) and some portion of the RSUs currently granted may not be deductible in the future.
In addition, the Compensation Committee, when granting equity-related awards, considers the tax and accounting treatment and implications of these awards.
COMPENSATION COMMITTEE REPORT
Each of the individuals listed below has been a member of the Compensation Committee and is an Independent Director for all of 2014. These members reviewed and discussed with the Company’s management the above Compensation Discussion and Analysis and based on the reviews and discussions, they recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
/s/ Compensation Committee

Michael D. Rumbolz, Chair
Robert J. Kolesar
James R. Kroner

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned during 2014, 2013 and 2012 by our Chief Executive Officer, our current and former Chief Financial Officers, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2014. These six officers are referred to as our NEOs in the following tables:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(9) ($)	Total ($)
Douglas D. Dirks President and Chief Executive Officer, EHI	2014	913,753	—	1,330,259	247,379	760,000	—	60,083	3,311,474
	2013	808,387	—	486,259	254,848	432,208	—	65,554	2,047,256
	2012	930,966	—	1,778,025	328,812	1,230,154	—	60,688	4,328,645
Terry Eleftheriou(6) Executive Vice President and Chief Financial Officer, EHI	2014	57,847	40,000	—	—	—	—	379,189	477,036
William E. Yocke(7) Executive Vice President and Former Chief Financial Officer, EHI	2014	449,309	—	356,059	73,926	125,000	—	43,875	1,048,169
	2013	439,151	—	100,035	77,440	160,637	—	45,650	822,913
	2012	462,071	—	489,325	101,520	457,346	—	44,378	1,554,640
Lenard T. Ormsby Executive Vice President and Chief Legal Officer, EHI	2014	449,309	—	356,059	73,926	280,000	—	38,464	1,197,758
	2013	439,151	—	100,035	77,440	160,637	—	44,263	821,526
	2012	469,428	—	489,325	101,520	454,808	—	46,671	1,561,752
Stephen V. Festa(8) Executive Vice President and Chief Operating Officer, EHI	2014	420,968	—	324,039	67,266	285,000	—	34,899	1,132,172
	2013	329,363	—	42,237	31,680	99,458	—	32,329	535,067
John P. Nelson Executive Vice President and Chief Administrative Officer, EHI	2014	376,624	—	292,130	60,606	200,000	—	45,968	975,328
	2013	334,391	—	82,251	63,360	112,284	—	44,615	636,901
	2012	354,559	—	404,225	78,960	315,192	—	44,217	1,197,153

(1)
Salary includes base salary and payments for vacation, holiday, bereavement and sick days and income recognized with respect to excess life insurance provided by the Company. Specifically, the salary amount includes: $81,274 and $32,178 for Messrs. Dirks and Nelson, respectively, for accrued vacation paid in 2014 pursuant to a Vacation Cash Out program provided to all employees.

(2)	In connection with his commencement of employment, and in lieu of a prorated annual bonus for 2014, Mr. Eleftheriou was granted a sign-on bonus of $40,000.

(3)
The amounts in the “Stock Awards” column for 2014 consist of performance shares (PSUs) and RSUs granted in 2014 under the Equity Plan. The amounts shown do not reflect compensation actually received by the NEO. Rather, the amounts shown for 2014 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. There were no actual forfeitures of stock awards by any of our NEOs in 2014 and all other assumptions used to calculate the expense amounts shown for 2014 are set forth in Note 14 to the 2014 Consolidated Financial Statements. The PSUs are units each of which is equal to the value of one share of our common stock. The PSUs will be settled as of the end of the three-year performance period to the extent that the applicable performance goals have been achieved. The values of the PSUs as of the grant date at maximum level of achievement for Messrs. Dirks, Yocke, Ormsby, Festa, and Nelson were $1,368,362, $410,513, $410,513, $373,656 and $336,842, respectively. The RSUs are units each of which is equal to the value of one share of our common stock, and vest as to 25% of the units on each of the first four anniversaries of the date of the grant. Mr. Eleftheriou commenced employment on November 10, 2014, and therefore was not eligible for equity grants made in March 2014. For more information regarding these awards, see the Grants of Plan-Based Awards table on page 39.

(4)
The amounts in the “Options Awards” column relate to stock options granted in 2014 under the Equity Plan. The amounts shown do not reflect compensation actually received by the NEO. Rather, the amounts shown for 2014 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any of our NEOs in 2014 and we have used the Black-Scholes option pricing method for calculating the expense amounts shown. Specifically, the assumptions used to calculate the expense amounts shown for stock options for 2014 are set forth in Note 14 to the 2014 Consolidated Financial Statements. Mr. Eleftheriou commenced employment on November 10, 2014, and therefore was not eligible for option grants made in March 2014. For more information regarding these awards, see the Grants of Plan-Based Awards table on page 39.

(5)
The Non-Equity Incentive Plan Compensation in this table reflects the cash bonus earned under this plan by each of our NEOs other than Mr. Eleftheriou with respect to 2014, which was paid in the first quarter of 2015.

(6)	Mr. Eleftheriou commenced employment with the Company as our CFO on November 10, 2014. Therefore, no disclosure is made for him for 2013 and 2012.

(7)	Mr. Yocke ceased serving as CFO on November 10, 2014, and will retire on June 30, 2015.

(8)	No disclosure is provided for Mr. Festa for 2012 because he was not a NEO during that year.

(9)	Includes the following payments that we made to or on behalf of our NEOs:

Name	Year	Car Allowance ($)	Club Membership ($)	401(k) Matching Contributions ($)	Excess Accrued Vacation(a) ($)	Life Insurance Premiums ($)	Personal Benefits(b) ($)	Relocation Benefits(c) ($)	Total ($)
Douglas D. Dirks	2014	15,600	11,636	10,400	15,962	6,270	215	—	60,083
Terry Eleftheriou	2014	2,215	—	1,308	1,257	365	—	374,044	379,189
William E. Yocke	2014	14,400	5,906	10,400	8,558	2,378	2,233	—	43,875
Lenard T. Ormsby	2014	14,400	—	10,400	8,558	2,378	2,728	—	38,464
Stephen V. Festa	2014	14,400	—	10,400	8,173	1,711	215	—	34,899
John P. Nelson	2014	14,400	12,533	10,400	6,635	1,880	120	—	45,968

(a)
For each NEO, excess accrued vacation represents the dollar value of vacation accrued during 2014, in excess of the vacation accrual levels for the Company's salaried employees generally. The dollar values were determined by reference to the NEOs' base salaries in effect on December 31, 2014.

(b)
Personal benefits include the aggregate incremental costs associated with NEOs' and their guests' (i.e., spouse, family member or similar guest) attendance at board meetings and/or board activities. Also included are the aggregate incremental costs associated with the NEOs' professional memberships.

(c)	Relocation benefits include a $146,390 tax gross up related to the relocation benefit for Mr. Eleftheriou.
GRANTS OF PLAN-BASED AWARDS
Non-Equity Incentive Plan Awards
2014 Annual Cash Bonus Program. As discussed above, the 2014 annual cash bonus program provides for a cash bonus, dependent upon the Company's achievement of a pre-established corporate goal, referred to as the Bonus Hurdle (subject to the Compensation Committee’s discretion to reduce the bonus amounts based on criteria selected by the Committee for this purpose), calculated as a percentage of the NEO's annual base salary rate for the applicable year. This percentage varied among the executives. For 2014, the target bonus award percentages were as follows: Mr. Dirks, 80%; Messrs. Yocke, Ormsby and Festa, 55%; and Mr. Nelson, 50%. The maximum bonus payable under the program is 200% of the respective NEO's target bonus award percentage. Mr. Eleftheriou was not eligible to receive a bonus under this program, but did receive a $40,000 sign-on bonus, as disclosed in the Summary Compensation Table above in the “Bonus” column. Amounts earned under the 2014 bonus program by our other NEOs are reflected in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” column. The cash bonus opportunities under this program for 2014 for these NEOs at threshold, target and maximum performance levels are set forth below under the Non-Equity Incentive Plan Awards columns.
Performance Shares, Stock Options and RSUs
As discussed above, the Company granted performance shares (PSUs), stock options and RSUs to our NEOs in 2014 under the Equity Plan.
PSUs are equity awards granted to cover a three-year performance period commencing on January 1, 2014 and ending on December 31, 2016. Each PSU represents one share of our common stock, and the number of shares earned is based on the achievement of pre-established performance goals, which are determined at the end of the performance period. The performance goals are based on the Company's three-year average Statutory Combined Ratio for the period from January 1, 2014 until December 31, 2016, compared to the three-year Statutory Combined Ratio for a group of private carriers established and reported by A.M. Best during the period from October 1, 2013 until September 30, 2016. At target level of achievement, 100% of the number of PSUs granted would be earned, and the maximum number of PSUs that an individual may earn based on actual performance during the performance period is 200% of the targeted number of PSUs. PSUs are subject to accelerated vesting in certain limited circumstances, such as the death, disability or retirement of the executive, or in connection with a change in control of the Company. PSUs awarded for 2014 are set forth under the "All Other Stock Awards" column below.
Each option was granted with an exercise price equal to the fair market value of the shares on the date of grant (which is the closing price of the shares on the date of grant), has a term of seven years, and vests as to 25% of the shares underlying each grant on each of the first four anniversaries of the date of grant. The options are subject to accelerated vesting in certain limited circumstances, such as the death, disability or retirement of the executive, or in connection with a change in control of the Company. The stock options awarded for 2014 are set forth under the "Option Awards" columns below.
The RSUs are units each of which is equal to the value of one share of our common stock, and vest as to 25% of the units on each of the first four anniversaries of the date of the grant. The RSUs are subject to accelerated vesting in certain limited circumstances, such as death, disability or retirement of the executive, or in connection with a change in control of the Company. RSUs awarded for 2014 are set forth under the "All Other Stock Awards" column below.
Mr. Dirks' employment agreement provides him with a maximum of five annual long-term incentive grants in addition to (and not in lieu of) the equity awards generally made to Company executives, including Mr. Dirks. Specifically, Mr. Dirks is entitled to a grant of RSUs with a value equal to approximately $150,000 on up to five occasions during the term of his employment agreement (including any renewals thereof). The third of these grants occurred on March 11, 2014, the same date that the annual equity grants were made to the Company's executives, and is included with his other RSU grants in the applicable proxy tables.

Grants of Plan-Based Awards in 2014

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas D. Dirks	n/a	—	664,000	1,328,000	—	—	—	—	—	—	—
	3/11/2014	—	—	—	—	32,783	65,566	—	—	—	875,752
	3/11/2014	—	—	—	—	—	—	—	37,144	20.87	247,379
	3/11/2014	—	—	—	—	—	—	21,778	—	—	454,507
Terry Eleftheriou(6)	n/a	—	—	—	—	—	—	—	—	—	—
William E. Yocke	n/a	—	244,750	489,500	—	—	—	—	—	—	—
	3/11/2014	—	—	—	—	9,835	19,670	—	—	—	262,728
	3/11/2014	—	—	—	—	—	—	—	11,100	20.87	73,926
	3/11/2014	—	—	—	—	—	—	4,472	—	—	93,331
Lenard T. Ormsby	n/a	—	244,750	489,500	—	—	—	—	—	—	—
	3/11/2014	—	—	—	—	9,835	19,670	—	—	—	262,728
	3/11/2014	—	—	—	—	—	—	—	11,100	20.87	73,926
	3/11/2014	—	—	—	—	—	—	4,472	—	—	93,331
Stephen V. Festa	n/a	—	233,750	467,500	—	—	—	—	—	—	—
	3/11/2014	—	—	—	—	8,952	17,904	—	—	—	239,140
	3/11/2014	—	—	—	—	—	—	—	10,100	20.87	67,266
	3/11/2014	—	—	—	—	—	—	4,068	—	—	84,899
John P. Nelson	n/a	—	172,500	345,000	—	—	—	—	—	—	—
	3/11/2014	—	—	—	—	8,070	16,140	—	—	—	215,579
	3/11/2014	—	—	—	—	—	—	—	9,100	20.87	60,606
	3/11/2014	—	—	—	—	—	—	3,668	—	—	76,551

(1)
For the Estimated Future Payouts under the Non-Equity Incentive Plan Awards columns, Threshold reflects the bonus amount assuming the Bonus Hurdle had not been achieved, Target reflects the value of annual cash bonus based on the annual target percentage of base salary rate, and Maximum reflects achievement of the Bonus Hurdle without regard to the exercise of any negative discretion by the Compensation Committee, which would have been 200% of the target percentage of base salary rate.

(2)
Amounts shown are the number of PSUs granted to the NEOs in March 2014. The PSUs will become distributable in 2017, subject to, and to the extent of, the achievement of the applicable performance goals, as of the end of the performance period, which ends on December 31, 2016.

(3)	Amounts shown are the number of RSUs granted to each of the NEOs in March 2014. The RSUs will vest as to 25% of the units on each of the first four anniversaries of the date of grant.

(4)
Amounts shown are the number of shares underlying the options granted to the NEOs in March 2014. The options will vest as to 25% of the shares underlying the grant on each of the first four anniversaries of the date of grant.

(5)
Amounts shown represent the aggregate fair value of the PSUs, RSUs and stock options as of the date of grant calculated in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. Assumptions used to calculate the grant date fair value amounts are set forth in Note 14 to the 2014 Consolidated Financial Statements. However, the fair value shown above may not be indicative of the value realized due to the variability in the share price of our common stock. The exercise price of the stock options equals the closing price of the shares as of the date of grant, pursuant to the terms of the Equity Plan.

(6)	Mr. Eleftheriou commenced employment on November 10, 2014, and was not granted any equity awards in 2014.
The Summary Compensation Table and Grants of Plan-Based Awards table should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives, and “Potential Payments Upon Termination or Change in Control,” below, which provides a description of the material terms of the employment and other compensatory arrangements with our NEOs.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards for each of our NEOs as of December 31, 2014:

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas D. Dirks	3/11/2014	—	37,144	—	20.87	3/11/2021	21,778	512,001	65,566	1,541,457
	3/19/2013	9,050	27,150	—	22.23	3/19/2020	16,406	385,705	32,800	771,128
	5/24/2012	—	—	—			4,386	103,115	—	—
	3/17/2012	2,750	2,750	—	17.02	3/17/2019	900	21,159	—	—
	3/16/2012	26,400	26,400	—	17.02	3/16/2019	8,650	203,362	—	—
	3/16/2011	62,917	20,973	—	19.81	3/16/2018	7,500	176,325	—	—
	3/30/2010	88,500	—	—	15.31	3/30/2017	—	—	—	—
	5/28/2009	99,500	—	—	11.84	5/28/2016	—	—	—	—
	5/29/2008	95,000	—	—	19.21	5/29/2015	—	—	—	—
Terry Eleftheriou(4)
William E. Yocke	3/11/2014	—	11,100	—	20.87	3/11/2021	4,472	105,137	19,670	462,442
	3/19/2013	2,750	8,250	—	22.23	3/19/2020	3,375	79,346	10,000	235,100
	3/16/2012	9,000	9,000	—	17.02	3/16/2019	2,875	67,591	—	—
	3/16/2011	18,561	6,187	—	19.81	3/16/2018	2,213	52,028	—	—
	3/30/2010	27,000	—	—	15.31	3/30/2017	—	—	—	—
	5/28/2009	30,500	—	—	11.84	5/28/2016	—	—	—	—
	5/29/2008	30,000	—	—	19.21	5/29/2015	—	—	—	—
Lenard T. Ormsby	3/11/2014	—	11,100	—	20.87	3/11/2021	4,472	105,137	19,670	462,442
	3/19/2013	2,750	8,250	—	22.23	3/19/2020	3,375	79,346	10,000	235,100
	3/16/2012	9,000	9,000	—	17.02	3/16/2019	2,875	67,591	—	—
	3/16/2011	18,561	6,187	—	19.81	3/16/2018	2,213	52,028	—	—
	3/30/2010	23,700	—	—	15.31	3/30/2017	—	—	—	—
	5/28/2009	25,500	—	—	11.84	5/28/2016	—	—	—	—
	5/29/2008	20,000	—	—	19.21	5/29/2015	—	—	—	—
Stephen V. Festa	3/11/2014	—	10,100	—	20.87	3/11/2021	4,068	95,639	17,904	420,923
	3/19/2013	1,125	3,375	—	22.23	3/19/2020	1,425	33,502	4,100	96,391
	3/16/2012	3,250	3,250	—	17.02	3/16/2019	1,050	24,686	—	—
	3/16/2011	7,235	2,412	—	19.81	3/16/2018	863	20,289	—	—
	3/30/2010	11,700	—	—	15.31	3/30/2017	—	—	—	—
	5/28/2009	11,144	—	—	11.84	5/28/2016	—	—	—	—
John P. Nelson	3/11/2014	—	9,100	—	20.87	3/11/2021	3,668	86,235	16,140	379,451
	3/19/2013	2,250	6,750	—	22.23	3/19/2020	2,775	65,240	8,200	192,782
	3/16/2012	7,000	7,000	—	17.02	3/16/2019	2,375	55,836	—	—
	3/16/2011	15,624	5,208	—	19.81	3/16/2018	1,863	43,799	—	—
	3/30/2010	23,700	—	—	15.31	3/30/2017	—	—	—	—
	5/28/2009	25,500	—	—	11.84	5/28/2016	—	—	—	—
	5/29/2008	25,000	—	—	19.21	5/29/2015	—	—	—	—

(1)
For the years 2014, 2013, 2012, 2011, 2010, 2009, and 2008, the column reflects stock options granted in March 2014, March 2013, March 2012, March 2011, March 2010, May 2009, and May 2008, respectively, under the Equity Plan. The options vest as to 25% of the shares underlying the grant on each of the first four anniversaries of the date of grant.

(2)
For the years 2014, 2013, 2012, and 2011 the column reflects RSUs granted in March 2014, March 2013, May 2012, March 2012 and March 2011, respectively, under the Equity Plan. The RSUs will vest as to 25% of the units on each of the first four anniversaries of the date of grant.

(3)
The column reflects the number of PSUs granted in March 2014 and March 2013 under the Equity Plan that would be awarded to the NEOs at the end of the three-year performance periods commencing January 1, 2014 and January 1, 2013, respectively, assuming that the maximum and target level of the performance goal is achieved, respectively. Specifically, each grant of performance shares will be earned based on the achievement of pre-established corporate performance goals over a three-year performance period. The PSUs that were granted in March 2012 were settled in March 2015, and are included in the “Option Exercises and Stock Vested for 2014 Table,” below.

(4)	Mr. Eleftheriou commenced employment on November 10, 2014, and does not have any outstanding equity awards.
Option Exercises and Stock Vested for 2014

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Douglas D. Dirks	75,000	219,000	103,711	2,351,416
Terry Eleftheriou(3)	—	—	—	—
William E. Yocke	—	—	30,025	682,741
Lenard T. Ormsby	—	—	29,750	677,238
Stephen V. Festa	—	—	11,237	254,810
John P. Nelson	—	—	24,950	566,950

(1)
The number of shares acquired on vesting column reflects the vesting of 25% of the RSUs granted on March 30, 2010, March 16, 2011, March 16, 2012 and March 19, 2013 for each of the NEOs and March 17, 2012 and May 24, 2012 for Mr. Dirks, and the PSUs granted on March 16, 2012 at 200% of target level, in each case, under the Equity Plan.

(2)
The value realized reflects the number of shares underlying the RSU grants that vested on March 19, 2014, March 16, 2014, March 17, 2014, March 30, 2014, March 19, 2014, and May 24, 2014, multiplied by the per share fair market value of the shares as of the respective vesting dates, which were $20.22 (the closing price on March 19, 2014, for the RSUs vesting on that date), $20.34 (the closing price on March 14, 2014, which was the last preceding trading date for the RSUs vesting on either March 16, 2014), $20.60 (the closing price on March 17, 2014, for the RSUs vesting on that date), $20.01 (the closing price on March 28, 2014, which was the last preceding trading date for the RSUs vesting on March 30, 2014), $21.58 (the closing price on May 23, 2014, which was the last trading date for RSUs vesting on May 24, 2014), and $21.72 (the closing price on May 28, 2014, for the RSUs vesting on that date).

(3)	Mr. Eleftheriou commenced employment on November 10, 2014, and does not have any outstanding equity awards.
Pension Benefits
None of our NEOs participates in or has any accrued benefits under any qualified or nonqualified defined benefit plans maintained by the Company.
Nonqualified Deferred Compensation
None of our NEOs participates in or has an account balance in any nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by the Company.
Potential Payments upon Termination or Change in Control
The following summaries and the table that follows set forth estimated potential amounts payable to our NEOs upon termination of employment or a change in control as of December 31, 2014, under the employment agreements that were in effect as of that date, and the Company's other compensation plans, programs, policies, agreements and arrangements. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable.
As discussed above, each of our NEOs has an employment agreement with the Company. Messrs. Dirks' and Eleftheriou's employment agreements are scheduled to expire on December 31, 2016, and the other NEOs' employment agreements are scheduled to expire on December 31, 2015. The following summaries describe the terms of the employment agreements with our NEOs and similarly, the numbers in the table below reflect the terms of these agreements.
Named Executive Officers' Employment Agreements
If, during the term of each of the employment agreements, the executive's employment is terminated other than (1) by reason of death or disability or (2) by the Company for cause, in either case, other than during (a)(i) the 24-month period following a change in control of the Company for Mr. Dirks, or (ii) the 18-month period following a change in control of the Company for the remaining NEOs, or (b) for each NEO, during the six-month period prior to, but in connection with, a change in control, then the executive would be entitled to receive:

•
severance payments equal to, for Mr. Dirks, three times his base salary payable in bi-weekly installments for 36 months and, for the remaining NEOs, two times base salary payable in bi-weekly installments for 24 months; and

•	continued health insurance coverage for 18 months following termination of employment with the Company paying the employer portion of the premium.
If, during the term of the employment agreement, the executive terminates employment for good reason or the executive's employment is terminated for any reason other than death, disability or by the Company for cause, in each case, either (1)(a) for Mr. Dirks, within 24 months following a change in control, or (b) for the remaining NEOs, within 18 months following a change in control, or (2) for each NEO, within six months prior to, but in connection with, a change in control, then the executive would be entitled to receive:

•
a lump sum cash payment equal to, for Mr. Dirks, three times the sum of his base salary and the average of the annual bonus amounts he earned for the three years preceding the year in which the change in control occurs, for the remaining NEOs (other than Mr. Eleftheriou), two times the sum of the executive's base salary and the average of the annual bonus amounts earned by the executive for the three years preceding the year in which the change in control occurs, and for Mr. Eleftheriou, two times the sum of his base salary and $233,750; and

•	continued health insurance coverage for 18 months following the termination date with the Company paying the employer portion of the premium.
In addition, if the executive would be subject to a golden parachute excise tax imposed under section 4999 of the Internal Revenue Code, the executive's change in control related payments and benefits would be capped at a statutory safe harbor (thereby avoiding imposition of the change in control related excise tax) if the executive would be better off, on an after tax basis, being capped.
The executives would be subject to certain non-competition and non-solicitation restrictions for 24 months after the termination date for Mr. Dirks, and 18 months following the executive's termination date for the remaining NEOs, in addition to other restrictive covenants. Additionally, the executives would be required to sign a global release of liability.
Termination for Death or Disability. In accordance with the Company's policies generally applicable to all employees, if the executive's employment is terminated as a result of disability, the executive would be entitled to a benefit of up to $15,000 per month until the executive reached age 65. In addition, the Company provides life insurance benefits for its senior executives in an amount equal to three times the executive's annual base salary, subject to a $1.5 million cap for each senior executive other than Mr. Dirks.
Additional Provision for Mr. Dirks. Mr. Dirks' employment agreement provides him with a maximum of five annual long-term incentive grants in addition to (and not in lieu of) the equity awards generally made to Company executives, including Mr. Dirks. Specifically, Mr. Dirks is entitled to a grant of RSUs with a value equal to approximately $150,000 on up to five occasions during the term of his employment agreement (including any renewals thereof). The treatment of these RSUs is described in the “Terms of Equity Awards” section below.
Terms of Equity Awards
Terminations Not Related to a Change in Control:
Termination of Employment by the Company for other than Cause. Under the terms of the equity award agreements, if the executive's employment is terminated other than for cause, death or disability, and not in connection with a change in control, then (1) all options that are unvested as of that date would be forfeited and all then vested options would remain exercisable for one year following such termination (or one year following death if the executive dies within the one-year period following such termination), (2) a prorated portion of the executive's PSUs would be deemed earned based on the period of time the executive had been employed during the performance period and based on the Company's achievement of the applicable performance goals as of the end of the performance period, and (3) all outstanding unvested or unearned RSUs and PSUs would be forfeited.
Termination by Reason of Death or Disability. If the executive's employment is terminated by reason of death or disability, the executive's options would vest in full as of the date of termination of employment and would remain exercisable for one year thereafter; provided, however, that if the executive's employment terminates by reason of disability and the executive dies during such one-year period, then, the executive's options would remain exercisable for one year following death but in no event later than the option expiration date. In addition, a prorated portion of the executive's PSUs would be deemed earned based on the period of time the executive had been employed during the performance period and based on the Company's achievement of the applicable performance goals as of the end of the performance period, and the executive's RSUs would become fully vested.
Termination by the Company for Cause or by the Executive Voluntarily. If the executive's employment is terminated by the Company for cause or the executive terminates employment for any reason other than as described above or, if applicable, by reason of retirement as described below (and not in connection with a change in control) then the executive would forfeit any outstanding unvested or unearned awards. If the executive's termination is by the Company for cause, then the executive's vested options would immediately terminate. However, if the executive voluntarily terminates employment, the executive's options would remain exercisable for one year following termination of employment (or one year following death if the executive dies during the post-termination exercise period), but in no event later than the option expiration date. In addition, the executive's unvested or unearned RSUs and PSUs would terminate upon termination of employment.
Change in Control Provisions, If Equity Awards are Not Assumed. If the executive's equity awards are not assumed or substituted in connection with a change in control, then upon the occurrence of the change in control, (1) the executive's options would become fully vested and exercisable and would terminate immediately following the change in control, and (2) the executive's RSUs would become fully vested and (3) the number of PSUs that would have been earned at target level of achievement will be deemed earned and the shares (or the equivalent value of the shares) will be payable shortly after the occurrence of the change in control.
If Equity Awards are Assumed. If the executive's options and/or RSUs are assumed or substituted for in connection with a change in control but the executive's employment is terminated without cause during the 24-month period following such change in control, then the executive's RSUs would become fully vested and the executive's options would become fully vested and exercisable. The PSUs will be treated as described in the previous paragraph, whether or not they are assumed or substituted for.
Termination by Reason of Retirement. As of December 31, 2014, the retirement provisions in our 2011 - 2014 equity awards would apply only to Mr. Ormsby because he is the only NEO who would satisfy the criteria necessary to terminate employment by reason of retirement as of that date. Specifically, with respect to these awards, upon Mr. Ormsby's retirement, 50% of his then unvested options would vest and become exercisable as of the date of his retirement and all remaining unvested options would be forfeited. In addition, all of his vested options would remain exercisable for three years following the date of his retirement (but not later than the expiration of the option term) and if he were to die during this post-termination exercise period, his vested options would remain exercisable for at least one year following his death (but not later than the expiration of the option term). With respect to the 2011 - 2014 RSU awards, 50% of his then unvested RSUs would vest and the remaining unvested RSUs would be forfeited, and for his 2012 - 2014 PSU awards, a prorated portion of his PSUs would be deemed earned based on the number of months that he continued in employment during the applicable performance period, and would become payable upon the applicable payment date based on the Company's actual performance and provided that he refrains from breaching Company confidentiality or non-solicitation agreements and violating certain restrictive covenants applicable to him. For purposes of our equity awards, “retirement” is defined as termination of employment after attaining age 60 and completing 10 years of continuous service, provided that the executive has given written notice of intent to retire no fewer than six months prior to the date that the executive terminates employment.

2014 Annual Bonus Program for all Named Executive Officers
The following termination and change in control provisions of our 2014 Annual Bonus Program apply to the annual bonuses granted to each of our NEOs other than Mr. Eleftheriou, who was not eligible for an annual bonus under this program for 2014:
Death or Disability. If the executive's employment terminates prior to December 31, 2014, by reason of death or disability, the 2014 annual bonus award would become payable at the same time as it would otherwise have been paid, calculated as if the executive had continued in employment until December 31, 2014, and based on the actual salary that the executive would have earned had he remained in employment through December 31, 2014, and subject to, and to the extent of, the actual achievement of the performance goals.
Involuntary Termination Without Cause. If the Company terminates the executive's employment prior to December 31, 2014, other than for cause, then the executive would be entitled to a prorated annual bonus, payable at the same time as this bonus would otherwise have been paid, in an amount equal to the product of (1) the total value of the annual bonus that would have been paid had the executive continued in employment until December 31, 2014, calculated based on the actual salary that would have earned for 2014 had the executive remained in employment through December 31, 2014, and subject to, and to the extent of, the actual achievement of the performance goals; and (2) a fraction, the numerator of which is the number of full months elapsed from January 1, 2014, until the executive's date of termination, and the denominator of which is 12.
For Cause; Voluntary Termination. If the Company terminates the executive's employment for cause or the executive voluntarily terminates employment for any reason prior to the date the 2014 annual bonuses are paid out, other than for any of the reasons described above, then the executive's 2014 annual bonus would terminate and be forfeited immediately.
Change in Control. Upon the consummation of a change in control, if the executive remains continuously employed through such consummation, then the executive would be entitled to a prorated 2014 annual bonus award, payable as soon as practicable following the consummation of the change in control, in an amount equal to the product of (1) the greater of (a) the total value of the annual bonus that would have been paid to the executive had the executive continued in employment until December 31, 2014, subject to, and to the extent of, the actual achievement of the performance goals as of the consummation of the change in control, but without regard to the exercise of any negative discretion by the Compensation Committee, and (b) the total value of the annual bonus that would have been paid had the executive continued in employment until December 31, 2014, assuming for each NEO, the NEO’s annual bonus target percentage multiplied by the NEO’s 2014 annual base salary rate without regard to the exercise of any negative discretion by the Compensation Committee, and (2) a fraction, the numerator of which is the number of full months elapsed from January 1, 2014, until the consummation of the change in control, and the denominator of which is 12.
Assuming the employment of each of the NEOs had terminated on December 31, 2014, under each of the circumstances set forth in the table below (including the occurrence of a change in control on December 31, 2014), the payments and benefits described above would have the estimated values under their employment agreements, and other applicable plans, programs, policies, agreements and arrangements, as provided below.

Employment Termination and Change-in-Control Payments and Benefits

Name	Salary ($)	Bonus(1) ($)		Accrued Vacation ($)	Medical Continuation ($)	Death Benefit ($)	Disability Benefits(2) ($)	Value of Accelerated Equity ($)		Total ($)
Douglas D. Dirks
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	2,490,000	760,000		148,698	28,286	—	—	1,027,904		4,454,888
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	2,490,000	3,240,362		148,698	28,286	—	—	3,343,118	(3)	9,250,464
Voluntary Termination	—	—		148,698	—	—	—	—		148,698
Termination for Cause	—	—		148,698	—	—	—	—		148,698
Change in Control	—	1,328,000	(4)	—	—	—	—	3,343,118	(5)	4,671,118
Death	—	760,000		148,698	—	2,490,000	—	2,829,166		6,227,864
Disability	—	760,000		148,698	—	—	1,575,000	2,829,166		5,312,864
Terry Eleftheriou
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	850,000	—		6,285	24,532	—	—	—		880,817
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	850,000	467,500		6,285	24,532	—	—	—	(3)	1,348,317
Voluntary Termination	—	—		6,285	—	—	—	—		6,285
Termination for Cause	—	—		6,285	—	—	—	—		6,285
Change in Control	—	—	(4)	—	—	—	—	—	(5)	—
Death	—	—		6,285	—	1,275,000	—	—		1,281,285
Disability	—	—		6,285	—	—	1,755,000	—		1,761,285
William E. Yocke
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	890,000	125,000		101,772	21,601	—	—	310,881		1,449,255
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	890,000	961,489		101,772	21,601	—	—	891,589	(3)	2,866,451
Voluntary Termination	—	—		101,772	—	—	—	—		101,772
Termination for Cause	—	—		101,772	—	—	—	—		101,772
Change in Control	—	489,500	(4)	—	—	—	—	891,589	(5)	1,381,089
Death	—	125,000		101,772	—	1,335,000	—	736,148		2,297,920
Disability	—	125,000		101,772	—	—	75,000	736,148		1,037,920
Lenard T. Ormsby
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	890,000	280,000		84,578	31,206	—	—	310,881		1,596,665
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	890,000	959,797		84,578	31,206	—	—	891,589	(3)	2,857,170
Voluntary Termination	—	—		84,578	—	—	—	—		84,578
Termination for Cause	—	—		84,578	—	—	—	—		84,578
Change in Control	—	489,500	(4)	—	—	—	—	891,589	(5)	1,381,089
Death	—	280,000		84,578	—	1,335,000	—	736,148		2,435,726
Disability	—	280,000		84,578	—	—	480,000	736,148		1,580,726

Retirement	—	—		84,578	—	—	—	523,515		608,093
Stephen V. Festa
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	850,000	285,000		103,866	28,286	—	—	204,568		1,471,720
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	850,000	702,185		103,866	28,286	—	—	541,968	(3)	2,226,305
Voluntary Termination	—	—		103,866	—	—	—	—		103,866
Termination for Cause	—	—		103,866	—	—	—	—		103,866
Change in Control	—	467,500	(4)	—	—	—	—	541,968	(5)	1,009,468
Death	—	285,000		103,866	—	1,275,000	—	439,684		2,103,550
Disability	—	285,000		103,866	—	—	1,710,000	439,684		2,538,550
John P. Nelson
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	690,000	200,000		39,531	28,286	—	—	255,005		1,212,822
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	690,000	673,317		39,531	28,286	—	—	730,982	(3)	2,162,116
Voluntary Termination	—	—		39,531	—	—	—	—		39,531
Termination for Cause	—	—		39,531	—	—	—	—		39,531
Change in Control	—	345,000	(4)	—	—	—	—	730,982	(5)	1,075,982
Death	—	200,000		39,531	—	1,035,000	—	603,479		1,878,010
Disability	—	200,000		39,531	—	—	2,310,000	603,479		3,153,010

(1)
For the year 2014, the bonuses reflect the annual cash bonuses earned in 2014 under the Equity Plan. However, in connection with a Change in Control, for the year 2014, for each NEO other than Mr. Eleftheriou, who was not a participant in the annual bonus program under the Equity Plan in 2014, the amount reflects the annual bonus under the Equity Plan based on achievement of the Bonus Hurdle without regard to the exercise of any negative discretion by the Compensation Committee, as described in footnote 4 below. The 2014 annual bonuses were paid in the first quarter of 2015 at varying percentages of the eligible NEOs' respective base salary rates.

(2)
Disability benefits are available to all full-time employees. In the event the NEO had been terminated due to disability, the executive would have been entitled to a benefit equal to 66 2/3% of his monthly salary, up to a maximum of $15,000 per month until attainment of age 65.

(3)
The value for equity acceleration that is shown for termination of a NEO's employment following a change in control is calculated based on the assumption that the equity awards would be assumed upon the occurrence of the change in control and the executive would be terminated immediately thereafter.

(4)
The annual bonus amount under the Equity Plan reflects the greater of (a) the actual annual cash bonus earned by each of our NEOs (other than Mr. Eleftheriou, who was not a participant in the annual bonus program under the Equity Plan in 2014), with respect to 2014, without regard to the exercise of any negative discretion by the Compensation Committee, and (b) the value of the 2014 annual cash bonus determined for such NEO based on the target percentage of annual base salary rate, without the exercise of any negative discretion by the Compensation Committee, in either case, under the Equity Plan. Inasmuch as, for 2014, for each of our NEOs other than Mr. Eleftheriou, the value of (a), above was larger than (b), above, the amount in the table reflects the cash bonus earned based on the achievement of the Bonus Hurdle without regard to the exercise of any negative discretion by the Compensation Committee, which would have been 200% of the NEO's annual bonus target percentage multiplied by the NEO's 2014 annual base salary rate.

(5)
The value of the equity acceleration that is shown for a change in control is calculated based on the assumption that the equity awards would not be assumed in the change in control, and therefore the awards would become vested and exercisable whether or not the NEO's employment had been terminated.

DIRECTOR COMPENSATION
Director compensation for 2014 was the same as it was for 2013. Specifically, the annual cash retainer for each non-employee Director was $40,000 and no additional payments were made for attendance at Board meetings. Each non-employee Director received $1,500 for each Audit Committee meeting attended and $1,000 for each other committee meeting attended. The Chairman of the Board was paid an additional cash fee of $20,000. The Audit Committee Chair was paid an annual cash fee of $15,000, the Compensation Committee Chair was paid $12,500 and the remaining Committee Chairs were paid an additional cash fee of $10,000.
In addition to the cash compensation, on May 22, 2014, each non-employee Director was granted an award of RSUs with a value of approximately $60,000. All RSUs granted to non-employee Directors in 2014 will vest in full on May 22, 2015, and will be paid in shares on the vesting date, or if deferred by the Director, six months following termination of Board service. Vested, deferred RSUs will be credited with dividend equivalents, which will be converted to additional RSUs.
In deciding to keep the 2014 Director compensation program the same as the 2013 program, the Compensation Committee considered the advice and recommendations of Pay Governance, in conjunction with peer group data and general market trends.
The following table sets forth a summary of the compensation we paid to our non-employee Directors in 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Robert J. Kolesar	69,000	59,983	—	—	—	988	129,971
Richard W. Blakey	61,000	59,983	—	—	—	1,228	122,211
Valerie R. Glenn	54,000	59,983	—	—	—	180	114,163
James R. Kroner	53,000	59,983	—	—	—	—	112,983
Michael J. McSally	61,000	59,983	—	—	—	215	121,198
Ronald F. Mosher	70,000	59,983	—	—	—	1,419	131,402
Katherine W. Ong	56,000	59,983	—	—	—	215	116,198
Michael D. Rumbolz	61,500	59,983	—	—	—	1,595	123,078

(1)
The amounts in the “Stock Awards” column relate to the RSUs granted by the Company in 2014 to the non-employee Directors under the Equity Plan. The RSUs granted in 2014 will vest on May 22, 2015. The fair market value of each share of common stock subject to the RSUs on the date of grant, which was May 22, 2014, was $21.43. As of December 31, 2014, each non-employee Director had 2,799 unvested RSUs. In addition, as of that date, Messrs. Kolesar, Kroner, McSally, Mosher and Rumbolz, Dr. Blakey, Ms. Glenn and Ms. Ong had 25,729, 1,352, 1,358, 25,729, 24,898, 24,831, 25,561 and 25,548 vested RSUs, respectively.

The amounts shown do not reflect compensation actually received by the non-employee Director but rather represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. Dividend equivalents will be credited to those non-employee Directors who elect to defer settlement of the RSUs until 6 months after termination of Board service, and will be converted into additional RSUs. There were no actual forfeitures of stock awards by any of our Directors in 2014 and all other assumptions used to calculate the expense amounts shown are set forth in Note 14 to the 2014 Consolidated Financial Statements.

(2)
All Other Compensation includes the aggregate incremental costs associated with the non-employee Directors' and their guests' (i.e., spouse, family member or similar guest) attending board meetings and/or board activities.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2014.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercised price of outstanding options, warrants, and rights	(c) Number of securities remaining available for further issuance under compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,521,290	$17.45	3,480,217
Equity compensation plans not approved by stockholders	—	—	—
Total	1,521,290	$17.45	3,480,217
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee during all of 2014 consisted of Messrs. Rumbolz, Chair and member, and member, Kolesar and Kroner. None of these Directors were at any time during 2014, or before, an officer or employee of Employers Holdings or any of its subsidiaries required to be disclosed under Item 404 of Regulation S-K of the Exchange Act. None of the executive officers of the Company or its subsidiaries served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on Employers Holdings, or its subsidiaries, Boards of Directors or their Compensation Committees.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted the Related Person Transactions Policy and Procedures which is available on our website at www.employers.com and a print copy will be made available to any stockholder who requests it. Among other things, this policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to the Company not less than annually. The Audit Committee reviews these related party transactions at least annually and considers all of the relevant facts and circumstances available to the Committee, including but not limited to: the benefits to the Company; the impact on a Director's independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, stockholder or Executive Officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and of our stockholders, as the Audit Committee determines in good faith.
No Director, executive officer, or other significant officer has loans or other debt with Employers Holdings or its subsidiaries.
Following is a list of transactions that may be considered related party transactions. The Audit Committee reviewed, approved and/or ratified each transaction.
Dr. Blakey, one of our Directors, is a practicing board certified orthopaedic surgeon, and former Director and Chairman of the Board of the Reno Orthopaedic Clinic. In 2012, 2013, and 2014, EICN paid Reno Orthopaedic Clinic $139,018, $143,554, and $188,785 respectively, for medical services it provided to injured workers. In 2012, 2013, and 2014, EICN paid the Reno Orthopaedic Surgery Center $21,796, $19,292, and $20,253 respectively. Dr. Blakey was also formerly the Chairman of the Board of the Reno Spine Center. EICN intends to continue its relationships with certain medical providers at Reno Orthopaedic Clinic and Reno Orthopaedic Surgery Center.
Ms. Glenn, one of our Directors, is the Chief Executive Officer of MPR, dba The Glenn Group. In 2012, 2013, and 2014, the Company paid The Glenn Group $304,367 (of which $208,610 was paid to outside vendors), and $0 (as services provided were applied against credit), and $0 respectively, for advertising services it provided to the Company.

Executive Officers of the Registrant
The following provides information regarding our senior executive officers and key employees as of January 31, 2015. No family relationships exist among our directors or executive officers.

Name	Age(1)	Position
Douglas D. Dirks	56	President and Chief Executive Officer of Employers Holdings, Inc.
Terry Eleftheriou	55	Executive Vice President and Chief Financial Officer of Employers Holdings, Inc.
Lenard T. Ormsby	62	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary of Employers Holdings, Inc.
Stephen V. Festa	55	Executive Vice President and Chief Operating Officer of Employers Holdings, Inc.
Ann W. Nelson	53	Executive Vice President, Corporate and Public Affairs of Employers Holdings, Inc.
John P. Nelson	52	Executive Vice President and Chief Administrative Officer of Employers Holdings, Inc.
Richard P. Hallman	51	Executive Vice President and Chief Information Officer of Employers Holdings, Inc.
(1) At December 31, 2014.
Executive Officers
Douglas D. Dirks. Mr. Dirks has served as President and Chief Executive Officer of Employers Holdings, EGI and their predecessors since their creation in April 2005 and as President and Chief Executive Officer of EICN, ECIC, EPIC, and EAC since February 1, 2011. He has served as Chief Executive Officer of EICN and ECIC since January 2006 and as Chief Executive Officer of EPIC, EAC and EIG Services, Inc. since November 2008, as well as Pinnacle Benefits, Inc. and AmSERV, Inc. from November 2008 to June 2013 when they merged into EIG Services, Inc. He served as President and Chief Executive Officer of EICN from January 2000 until January 2006, and served as President and Chief Executive Officer of ECIC from May 2002 until January 2006. Mr. Dirks has served as President and Chief Executive Officer of Elite Insurance Services, Inc. (“EIS”) since 2002 and Employers Occupational Health, Inc. ("EOH") from 2002 to January 2014 when it merged into EIG Services, Inc. He has been a Director of Employers Holdings, EGI and their predecessors since April 2005, a Director of EIS since 1999, EICN since December 1999, EOH from 2000 to January 2014, ECIC since May 2002, and a Director of EPIC, EAC and EIG Services, Inc. since November 2008, and Pinnacle Benefits, Inc. and AmSERV, Inc. from November 2008 to June 2013. Mr. Dirks is a licensed Certified Public Accountant in the state of Texas. He presently serves on the Board of NCCI Holdings, Inc., the Board of Governors of the Property Casualty Insurers Association of America and the Board of Directors of the Nevada Insurance Education Foundation. Mr. Dirks holds B.A. and M.B.A. degrees from the University of Texas and a J.D. degree from the University of South Dakota.
Terry Eleftheriou. Mr. Eleftheriou has served as Executive Vice President, Chief Financial Officer and Treasurer of Employers Holdings, Inc. since November 2014. He is also serving as Treasurer of EGI and Elite Insurance Services, Inc., and as Director and Treasurer of ECIC, EAC, EPIC, EICN, and EIG Services. Mr. Eleftheriou was Principal of Aeolus Capital Partners, and provided consulting services to the insurance/financial services industry since 2010. Prior to Aeolus Capital, Eleftheriou served as Executive Vice President and Group Chief Financial Officer of Scottish Re Group Ltd. Prior to Scottish Re, Mr. Eleftheriou was a Group Finance Executive with XL Group Ltd. Mr. Eleftheriou also served in senior positions with Sage Insurance Group and American General Corporation and spent 15 years with Ernst & Young LLP.
Stephen V. Festa. Mr. Festa has served as Executive Vice President, Chief Operating Officer since August 2013. He served as Senior Vice President, Chief Claims Officer of EICN and ECIC and their predecessors since 2004 and EPIC and EAC since 2008. In his role as Chief Claims Officer, Mr. Festa was responsible for all of the Company's Claims and Policy Holder Services including Claims, Care Management, Premium Audit, Fraud Investigations and Loss Control. Mr. Festa has been a Director of EICN, ECIC, EPIC, and EAC since February 1, 2011, and EIG Services, Inc. and its predecessors since April 6, 2011, and Pinnacle Benefits, Inc. from April 2011 to June 2013 when it merged into EIG Services, Inc. and Employers Occupational Health, Inc. from 2007 until January 2014 when it merged into EIG Services, Inc. Prior to joining the Company, Mr. Festa was Executive Vice President of Crawford and Company from 1998 through 2003 and led the company’s Third Party Administrator (TPA) division. Mr. Festa also serves as the Chairman of the Board of Governors of the California Insurance Guarantee Association. He also previously served as Director of Arbitration Forums, Inc. He attended the University of Southern California and has completed the Advanced Executive Education Program sponsored by the American Institute for Chartered Property Casualty Underwriters (AICPCU) and the Wharton School of the University of Pennsylvania.
Lenard T. Ormsby. Mr. Ormsby has served as Executive Vice President, General Counsel, Chief Legal Officer and Secretary of Employers Holdings since February 2007. He was appointed Corporate Secretary to EIG in April 2005, General Counsel in October 2006 and Chief Legal Officer in November 2006. He previously served as Executive Vice President and General Counsel of EICN and ECIC from June 2002 to November 2006. He has served as Secretary or Assistant Secretary of EICN, ECIC and EIS since 2002 and EOH from 2002 to January 2014 when it merged into EIG Services, Inc., EGI since April 2005, and as Assistant Secretary of EPIC, EAC and EIG Services, Inc. (and their predecessors) since November 2008, as well as Pinnacle Benefits, Inc. and AmSERV, Inc. (and their predecessors) from November 2008 to June 2013 when they merged into EIG Services, Inc.. Mr. Ormsby has been a Director of ECIC since June 2004, EICN since April 2007, and EPIC, EAC and EIG Services, Inc. (and their predecessors) since November 2008 and Pinnacle Benefits, Inc. and AmSERV, Inc. (and their predecessors) from November 2008 to June 2013. He was Chief Operating Officer of the Fund and EICN from 1999 to June 2002 and General Counsel of the Fund from 1995 to 1999. Before joining the Fund, Mr. Ormsby was a partner in the Nevada law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks. Mr. Ormsby is a retired Lt. Colonel from the U.S. Military where he served for over 25 years in the Nebraska and Nevada Air National Guard and the U.S. Air Force.
Ann W. Nelson. Ms. Nelson has served as Executive Vice President, Corporate and Public Affairs of Employers Holdings since February 2007. She has served as Executive Vice President, Corporate and Public Affairs of EICN and ECIC since January 2006. Ms. Nelson served EICN as Associate General Counsel from January through December 1999, as General Counsel from December 1999 through July 2002, Executive Vice President of Government Affairs from July 2002 through July 2004, and Executive Vice President of Strategy and Corporate Affairs from July 2004 through December 2005. Ms. Nelson's governmental experience includes service as Legal Counsel to Nevada Governor Bob Miller from 1994 to 1999, and as a Deputy District Attorney in the Civil Division of the Washoe County District Attorney's Office in Reno, Nevada from 1993 through 1994. Ms. Nelson holds a B.A. degree from the University of Nevada, Reno, and a J.D. degree, cum laude, from the University of San Francisco School of Law. She is a member of the Washoe County Bar Association and the State Bar of Nevada.
John P. Nelson. Mr. Nelson has been Executive Vice President and Chief Administrative Officer of Employers Holdings since June 2008. He has been Senior Vice President and Chief Administrative Officer of Employers Holdings since February 2007 and Senior Vice President and Chief Administrative Officer of EICN and ECIC since July 2004. Prior to joining the Company, he was Vice President, Human Resources & Administration for Fielding Graduate University in Santa Barbara, California from October 1993 to June 2004. Mr. Nelson has 29 years of experience in the fields of Human Resources and Administration.
Richard P. Hallman. Mr. Hallman has been Executive Vice President and Chief Information Officer of Employers Holdings since April 2014. He served as Senior Vice President and Chief Information Officer since June 2010. He previously served for five years as Vice President of Information Technology-Infrastructure and Operations of EICN, managing enterprise-wide IT systems and critical data center operations. Prior to joining the Company, Mr. Hallman held senior IT leadership positions at Intuit, Inc. where he managed data center operations, IT site facilities and the company's IT payroll operations activities. While at Intuit, Inc., he also provided strategic and tactical IT support to various business units. Mr. Hallman was also the IT Operations Manager for Computing Resources Inc. providing direct technology management for ACH payroll processing to over 80 banking partners. He is an Information Technology veteran with over 20 years of leadership experience. Mr. Hallman is also retired from the U.S. Military where he served for over 23 years in the Nevada Air National Guard and the U.S. Air Force.

Key Employees

Name	Position
Gretchen K. Hofeling	Vice President and Corporate Controller
Aaron Mikulsky	Senior Vice President Business Process and Policyholder Services
Russel J. Newman	Senior Vice President and Chief Sales Officer
Lawrence S. Rogers	Senior Vice President and Chief Underwriting Officer
Barry J. Vogt	Senior Vice President and Chief Claims Officer
Bryan C. Ware	Senior Vice President and Chief Actuary
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of March 23, 2015, by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each Director;

•	each NEO; and

•	all Directors and executive officers as a group.
Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying options and RSUs that are currently exercisable or exercisable within 60 days of March 23, 2015 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of March 23, 2015, 31,874,565 shares of common stock were outstanding.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percent of Class
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	2,675,308	(2)	8.4
Blackrock Inc., 40 East 52nd Street, New York, NY 10022	2,039,571	(3)	6.4
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202	1,643,020	(4)	5.2
Robert J. Kolesar	37,050		*
Richard W. Blakey	49,006		*
Valerie R. Glenn	52,408	(5)	*
James R. Kroner	9,151	(6)	*
Michael J. McSally	6,660	(7)	*
Ronald F. Mosher	40,586	(8)	*
Katherine W. Ong	33,265		*
Michael D. Rumbolz	40,517	(9)	*
Douglas D. Dirks	667,073	(10)	2.1
Terry Eleftheriou	—		*
William E. Yocke	159,011	(11)	*
Lenard T. Ormsby	174,441	(12)	*
John P. Nelson	152,459	(13)	*
Stephen V. Festa	66,312	(14)	*
All Directors and executive officers as a group (16) persons	1,631,737	(15)	5.1
*    Represents less than 1%

(1)	The address of all current executive officers and directors listed above is in the care of the Company.

(2)
Information concerning stock ownership obtained from Amendment No. 4 to the Schedule 13G filed with the SEC on February 11, 2015. The Vanguard Group, Inc. reported sole voting power with respect to 40,851 shares of common stock, sole dispositive power with respect to 2,001,620 shares of common stock and shared dispositive power with respect to 37,951 shares of common stock.

(3)
Information concerning stock ownership obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on January 22, 2015. Blackrock Inc. reported sole voting power with respect to 2,599,320 shares of common stock and dispositive power with respect to all 2,675,308 shares of common stock.

(4)
Information concerning stock ownership obtained from the Schedule 13G filed with the SEC on February 12, 2015. T. Rowe Price Associates, Inc. reported sole voting power with respect to 669,920 shares of common stock and sole dispositive power with respect to all 1,643,020 shares of common stock.

(5)	Includes 27,840 shares of common stock beneficially owned by the Glenn Family Trust.

(6)	Includes 5,000 shares of common stock beneficially owned by the James R. Kroner Living Trust.

(7)	Includes 2,500 shares of common stock beneficially owned by the Michael J. McSally Revocable Trust.

(8)	Includes 12,000 shares of common stock beneficially owned by the Ronald F. Mosher Retirement Trust.

(9)	Includes 21,011 shares of common stock beneficially owned by the Michael and Geri Rumbolz Living Trust.

(10)	Includes 438,001 shares of common stock subject to options that were exercisable as of March 23, 2015.

(11)
Includes (i) 32,447 shares of common stock beneficially owned by the Virginia D. and William E. Yocke 2006 Family Trust; and (ii) 104,023 shares of common stock subject to options that were exercisable as of March 23, 2015.

(12)	Includes (i) 32,980 shares of common stock beneficially owned by the Ormsby Family Trust; and (ii) 115,723 shares of common stock subject to options that were exercisable as of March 23, 2015.

(13)	Includes 102,308 shares of common stock subject to options that were exercisable as of March 23, 2015.

(14)	Includes 42,141 shares of common stock subject to options that were exercisable as of March 23, 2015.

(15)	Includes 897,089 shares of common stock subject to options that were exercisable as of March 23, 2015.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Employers Holdings' Directors and certain officers are required to report their ownership and changes in ownership of Employers Holdings common stock to the SEC. These individuals are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the forms filed and received, the Company believes that its Section 16(a) officers and Directors timely filed all of the required forms.
AUDIT MATTERS
Audit Committee Independence
The three members of Employers Holdings' Audit Committee are independent (as independence is defined by the provisions of Section 303A.02 of the Listing Standards).
Communications with the Audit Committee
Complaints or concerns about accounting matters may be submitted to the Audit Committee in any of the following ways:

•	by mailing a written description of the complaint or concern to the following address: Corporate Compliance Reporting
Employers Holdings, Inc.
748 S. Meadows Parkway, Suite A9, #249
Reno, Nevada 89521

•	by sending a written description of the complaint or concern to the following e-mail address: CorporateComplianceOfficer@employers.com;

•	or by calling the toll-free hotline and talking to a disinterested person at (800) 826-6762.
Reports may be made anonymously. The Corporate Compliance Officer will check the above mailbox, e-mail address, and telephone hotline messages on a regular basis and will promptly review and log all submissions. Any concerns regarding accounting, internal controls or auditing matters requiring immediate Audit Committee action will be submitted to the Chairman of the Audit Committee within 24 hours. Reports of suspected violations of law and Company policies will be investigated appropriately. The Corporate Compliance Officer will provide periodic reports to the

Audit Committee regarding the submissions relating to accounting, internal controls or auditing matters and the investigation and resolution of such matters.
Audit Committee Report
In connection with the financial statements for the fiscal year ended December 31, 2014, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•
discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by Public Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees";

•
and received the written disclosure and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, at the February 18, 2015 meeting of the Board, that Employers Holdings' audited financial statements for the year ended December 31, 2014 be included in the Annual Report on Form 10-K filed with the SEC. The Board has approved the inclusion of this Audit Committee Report in this Proxy Statement.
/s/ Audit Committee
Ronald F. Mosher, Chair
Richard W. Blakey
Michael J. McSally
Service Fees Paid to Independent Accounting Firm
The Audit Committee engaged Ernst & Young to perform an annual audit of the Company's financial statements for the fiscal year ended December 31, 2014 and the Company's internal controls over financial reporting as of December 31, 2014. Following is the breakdown of fees paid to Ernst & Young by the Company for the last two fiscal years.
Audit Fees. Fees incurred for audit services provided by Ernst & Young approximated $2,063,849 and $1,866,000 for fiscal years 2014 and 2013, respectively. These amounts include the annual financial statement audits for the years ended December 31, 2014 and 2013; audit of the Company's internal controls over financial reporting as of December 31, 2014 and 2013; reviews of the Company's quarterly financial statements; and annual statutory audits of the Company's insurance subsidiaries for the year ended December 31, 2014 and 2013. All of such audit services were pre-approved by the Audit Committee.
Audit-Related Fees. Fees incurred for audit-related services provided by Ernst & Young related to employee benefit plan audits approximated $30,900 and $31,000 for fiscal years ended 2014 and 2013. All of such audit-related services were pre-approved by the Audit Committee.
Tax fees. The Company has not incurred any tax-related fees from Ernst & Young for 2014 or 2013.
All Other Fees. The Company paid Ernst & Young $30,273 and $2,990 for subscriptions to an accounting research tool and assistance with an SEC comment letter in 2014. These non-audit fees were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee's pre-approval policies and procedures for the Auditor's Fees are contained in its Charter, a copy of which is available on our website at www.employers.com and available in print form to any stockholder who requests it. Specifically, under paragraph 2 of the “Authority, Responsibilities, and Limitations” section, the committee reviews and, in its sole discretion, approves in advance the Company's independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Exchange Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval is made after receiving input from the Company's management, if desired). Approval of audit and permitted non-audit services is made by the Committee or by one or more members of the

Committee as designated by the Committee or the Chairman of the Committee, and the person(s) granting such approval report such approval to the Committee at the next scheduled meeting.
GOVERNANCE DOCUMENT INFORMATION
Employers Holdings Board of Directors Committee Charters, Corporate Governance Guidelines, Related Person Transactions Policy and Procedures, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are posted on the Company's website at www.employers.com. Copies of these documents will be delivered, free of charge, to any stockholder who requests them from Vice President, Investor Relations, Vicki Erickson Mills, at (775) 327-2794.
SUBMISSION OF STOCKHOLDER PROPOSALS
Stockholder proposals intended for inclusion in the next year's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Employers Holdings, Inc., at 10375 Professional Circle, Reno, Nevada 89521, and must be received by December 12, 2014. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by February 21, 2015. The Company's Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than February 21, 2015 and not earlier than January 22, 2015.
DISTRIBUTION INFORMATION
Only one Annual Report to Stockholders and Proxy Statement is being delivered to multiple stockholders sharing an address unless Employers Holdings received other instructions from one or more of the stockholders.
If a stockholder wishes to receive a hard copy of the Annual Report or Proxy Statement, he or she should contact Employers Holdings' transfer agent, Wells Fargo Shareholder Services, at 1-800-468-9716 or by writing to Wells Fargo Shareowner Services at P.O. Box 64854, St. Paul, MN 55164-0854 or www.wellsfargo.com/shareownerservices. The stockholder will be sent, without charge, a print copy of the Annual Report and/or Proxy Statement promptly upon request.

GENERAL
The Board of Directors knows of no other matters which will be presented at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters.
Employers Holdings will bear the expense of preparing, printing and mailing this Proxy Statement. Officers and regular employees of Employers Holdings and its subsidiaries may solicit the return of proxies. However, they will not receive additional compensation for soliciting proxies. Employers Holdings has engaged the services of Morrow & Co., LLC to assist it in the solicitation of proxies at an anticipated cost of $6,500, plus reasonable and customary disbursements. Employers Holdings has requested brokers, banks, and other custodians, nominees, and fiduciaries to send notice and proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, email, Internet, or other means.
So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your proxy by telephone or by the Internet or by returning the enclosed proxy card in the postage prepaid envelope as soon as possible. Your prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated.
On Behalf of the Board of Directors,
Lenard T. Ormsby, Secretary
April 10, 2015

APPENDIX A
EMPLOYERS HOLDINGS, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
1.Purpose; Types of Awards; Construction.
The purpose of the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (the "Plan") is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors, consultants, and independent contractors of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Awards would be subject to Section 409A of the Code, the Plan and the Awards and Award Agreements shall be interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.
2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)"Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.
(b)"Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.
(c)"Board" means the Board of Directors of the Company.
(d)"Cause" means, unless otherwise specified in the Award Agreement, that the Grantee has (i) willfully and continually failed to substantially perform, or been willfully grossly negligent in the discharge of, his or her duties to the Company or any of its Subsidiaries (in any case, other than by reason of a disability, physical or mental illness); (ii) committed or engaged in an act of theft, embezzlement or fraud, or (iii) committed, been convicted of or pled guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element. No act or failure to act on the part of the Grantee shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act or failure to act was in the best interests of the Company. Determination of Cause shall be made by the Committee in its sole discretion.
(e)A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below and excluding any Person who becomes such a Beneficial Owner solely by reason of the repurchase of shares by the Company; or
(ii)    during any consecutive 24-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Initial Public Offering, constituted the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Initial Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, (x) a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (y) a "Change in Control" shall not occur for purposes of the Plan as a result of any public offering of Company common stock including any secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission, and (z) to the extent required to avoid negative tax consequences under Section 409A of the Code, a "Change in Control" shall not occur for purposes of any Award that is subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(f)"Code" means the Internal Revenue Code of 1986, as amended from time to time.
(g)"Committee" shall mean the Compensation Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of Rule 16b-3, and an "independent" director within the meaning of the listing requirements of the New York Stock Exchange or any other national securities exchange on which the Stock is principally traded.
(h)"Company" means Employers Holdings, Inc., a corporation organized under the laws of the State of Nevada, or any successor corporation.
(i)"Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.
(j)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k)"Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded or, if not trading on that date, the closing price per share of Stock on such exchange for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market or, if not trading on that date, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.
(l)"Grantee" means an officer, employee, non-employee director, consultant, or independent contractor of the Company or any Subsidiary who has been granted an Award under the Plan.
(m)"Harmful Conduct" means, unless otherwise specified in an Award Agreement, (i) a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any affiliate or an agreement to refrain from solicitation of the customers, suppliers or employees of the Company or any affiliate, or (ii) a violation of any of the restrictive covenants contained in the Grantee's employment, severance or other agreement with the Company, or any of its affiliates.
(n)“Immediate Family Member” means with respect to any Grantee, the Grantee’s spouse, children or grandchildren (including any adopted or step-children or grandchildren), parents, grandparents or siblings.
(o)"Initial Public Offering" means the initial public offering of the shares of Stock of the Company.
(p)"ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(q)"NQSO" means any Option that is not designated as an ISO.
(r)"Option" means a right, granted to a Grantee under Section 6(b)(i) of the Plan, to purchase shares of Stock. An Option may be either an ISO or an NQSO.
(s)"Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(b)(vi) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock.
(t)"Performance Award" means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be payable in cash or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and which is awarded upon the attainment of Performance Goals.
(u)"Performance Goals" means performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles, unless otherwise indicated by the Committee): revenue growth, premium growth, policy growth, earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), net earnings, operating income, before or after tax income (before or after allocation of corporate overhead and/or bonus), income or net income (before or after-taxes), cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), return on investment, net assets, return on assets, economic value added models (or an equivalent metric), comparisons with various stock market indices, book value, reductions in cost, combined ratio, loss ratio, expense ratio, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, working capital levels, operating margins, operating ratio, gross margins or cash margins, year-end cash, debt reductions, shareholder equity, operating return on equity, operating return on adjusted shareholders’ equity, market share, regulatory achievements, employee and/or agent satisfaction, customer satisfaction, customer retention, rating agency ratings, and any combination of, or a specified increase in, any of the foregoing. The

Performance Goals may be based upon the attainment of specified levels of performance by the Company, or a business unit, division, Subsidiary, or business segment of the Company. In addition, the Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the Performance Goals may be based or adjust, modify or amend the aforementioned business criteria, including without limitation, Performance Goals based on the Grantee's individual performance. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. Measurement of performance relative to Performance Goals shall exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.
(v)"Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(w)"Plan" means this Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan, as amended from time to time.
(x)"Repricing" shall have the meaning set forth in Section 3 of the Plan.
(y)"Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(b)(iii) of the Plan that may be subject to certain restrictions and to a risk of forfeiture.
(z)"Restricted Stock Unit" means a right granted to a Grantee under Section 6(b)(iv) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.
(aa)"Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.
(ab)"Stock" means shares of the common stock, par value $.01 per share, of the Company.
(ac)"Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(b)(ii) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.
(ad)"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ae)"Substitute Awards" means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
3.Administration.
The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, but subject to Section 5(d) below, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company's stockholders to reprice (or cancel and regrant) any Option or SAR or, if applicable, other Award at a lower exercise, base or purchase price, to cancel any Option or SAR in exchange for cash or another Award if such cancellation has the same effect as lowering the exercise, base or purchase price of such Option or SAR, or to take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities market on which the Stock is traded (any such actions, a "Repricing").
All determinations of the Committee shall be made by a majority of its members either present in person or participating via video conference or other electronic means, at a meeting, or by written consent. The Committee may delegate to one or more of its members or to one or more executive officers or other agents such administrative duties as it may deem advisable (including the authority to grant Awards to non-officers), and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.
No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
4.Eligibility.
Awards may be granted to individuals who are officers, employees, non-employee directors, consultants, or independent contractors of the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5.Stock Subject to the Plan.
(a)The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 7,105,838 shares of Stock (all of which may be granted as ISOs), subject to adjustment as provided herein. If any shares of Stock subject to an Award are forfeited, canceled, exchanged, surrendered, or if an Award terminates or expires without a distribution of shares underlying the Award to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the applicable number of shares of Stock with respect to such Award (determined in a manner consistent with the immediately preceding sentence) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Substitute Awards shall not reduce the shares of Stock reserved for the grant of Awards under the Plan or authorized for Awards granted to an individual.
(b)Subject to adjustment as provided herein, no more than 1,000,000 shares of Stock may be made subject to Awards of Options and SARs granted to an individual in any consecutive thirty-six month period and no more than 500,000 shares of Stock may be made subject to Awards other than Awards of Options and SARs granted to an individual in any consecutive thirty-six month period. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.
(c)Shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
(d)In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the maximum number and kind of shares of Stock or other property (including cash) that may be issued hereunder in connection with Awards, (ii) the maximum number of shares of Stock that may be made subject to Awards to any individual, (iii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (v) the Performance Goals applicable to outstanding Awards.
6.Specific Terms of Awards.
(a)General. The term of each Award shall be for such period as may be determined by the Committee, subject to the terms of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.
(i)Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:
(A)Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.
(B)Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a "broker cashless exercise" procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.
(C)Term, Vesting and Exercisability of Options. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be vested and exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the vesting and exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become vested and exercisable, by giving written notice of such exercise to the Committee or its designated agent.
(D)Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.
(ii)SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
(A)In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be vested and exercisable only to the extent the underlying Option is vested and exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee.
(B)Term, Vesting and Exercisability of SARs. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be vested and exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the vesting and exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(C)Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.
(iii)Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
(A)Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Notwithstanding the above, (1) subject to clauses (2) and (3) below, no award of Restricted Stock granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such Award on each of the first three anniversaries of the date of grant, (2) Awards of Restricted Stock made in connection with an employee's commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, Awards of Restricted Stock made as a form of payment of earned incentive compensation, and Awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such Award is granted, and (3) the Committee shall have the authority to accelerate the vesting of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.
(B)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.
(C)Dividends. Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(iv)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:
(A)Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. Notwithstanding the above, (1) subject to clauses (2) and (3) below, no Award of Restricted Stock Units granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such Award on each of the first three anniversaries of the date of grant, (2) Awards of Restricted Stock Units made in connection with an employee's commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, Awards of Restricted Stock Units made as a form of payment of earned incentive compensation, and Awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such Award is granted, and (3) the Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(B)Delivery of Shares. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.
(C)Dividend Equivalents. Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, Dividend equivalents may not accrue or be credited with respect to Performance Awards or other performance-based Awards unless and until the applicable Performance Goals have been achieved.

(D)Deferrals. The Committee may require or permit Grantees to elect to defer the delivery of shares of Stock or cash that would otherwise be due by virtue of the vesting of the Restricted Stock Units under such rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.
(v)Performance Awards. The Committee is authorized to grant Performance Awards to Grantees, which may be denominated in cash or shares of Stock and payable either in shares of Stock, in cash, or in a combination of both. Such Performance Awards shall be granted with value and payment contingent upon the achievement of Performance Goals and such goals shall relate to periods of performance of not less than one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to cash-based Performance Awards pursuant to this Section 6(b)(v) whether payable in cash or in shares of Stock in respect of any performance period is $3,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Performance Awards to the extent not inconsistent with Section 162(m) of the Code.
(vi)Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter (including, in the discretion of the Committee, the right to receive dividend equivalent payments with respect to Stock subject to the Award).
(c)Termination of Service. Except as otherwise set forth in an Award Agreement, (i) upon the Grantee's termination of service with the Company and any of its Subsidiaries, the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that the Grantee could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; (ii) if the Grantee 's termination of service is due to total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Grantee could have exercised on the date of such termination for a period of one year thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; and (iii) in the event of a termination of the Grantee's service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award. Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or at any time thereafter, that if following termination of the Grantee's service with the Company and any of its Subsidiaries, the Grantee has been prevented from exercising the Option or SAR by reason of any trading blackout period or similar period, then the Option or SAR shall not cease to be exercisable until the Grantee has had at least 15 days following termination of such service to exercise the Option or SAR, provided that in no event will the Award remain exercisable after the expiration of the Award term. If the Grantee does not exercise any Award within the time periods following termination of service set forth in this Section 6(c), such Award shall be forfeited.
(d)Forfeiture/ Repayment of Awards. In addition to the forfeiture of Awards as provided in Section 6(c), if the Grantee engages in Harmful Conduct, prior to or following termination of employment, the Grantee may be required to forfeit any then outstanding Award, and may be required to return to the Company, without consideration (other than any amount paid by the Grantee in respect of such Award), any shares of Stock owned by the Grantee that were previously subject to an Award and any cash amounts previously paid to the Grantee in respect of an Award. To the extent the shares of Stock subject to this Section 6(d) have been previously sold or otherwise disposed of by the Grantee during the twelve-month period preceding the Grantee engaging in Harmful Conduct, the Grantee may be required to repay to the Company the aggregate Fair Market Value of such shares of Stock on the date of such sale or disposition, less any amounts paid by the Grantee for such shares. In addition, to the extent set forth in the Award Agreement, if the Company is required to restate its financial statements, the Company may require that a Grantee repay to the Company the aggregate Fair Market Value of any Award (regardless of whether such Award was payable in shares of Stock or cash) that vested upon the attainment of Performance Goals to the extent such Performance Goals would not have been achieved had such restatement not been required and may require that any unvested portions of the Award be forfeited.
7.Change in Control Provisions.
Unless otherwise provided in an Award Agreement, in the event of a Change of Control:
(a)With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Grantee’s employment by the Company or a Subsidiary of the Company without Cause during the 24-month period following such Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.
(b)With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, upon the occurrence of a Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved. Immediately following the occurrence of the events described in clauses (i)-(iii) of this Section 7(b), each such Award not assumed or substituted in connection with a Change in Control shall terminate.
(c)For purposes of this Section 7, an Award shall be considered assumed or substituted for if, following the Change in Control, such Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award confers the right to purchase or receive, for each share subject to the Option, SAR, Award of Restricted Stock, Award of Restricted Stock Units, Performance Award, or Other Stock-Based Award the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares).
(d)Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Option or SAR.
8.General Provisions.
(a)Nontransferability. Except as provided below, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. To the extent and under such terms and conditions as may be determined by the Committee, a Grantee may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) an Immediate Family Member, (ii) to a trust for the benefit of one or more of the Grantee and/or an Immediate Family Member, or (iii) a partnership, limited liability company or corporation in which the Grantee and/or one or more Immediate Family Members are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8(a).

(b)No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or independent contractor relationship.
(c)Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement, vesting or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement, vesting or exercise of such Award equal to the minimum amount required to be withheld.
(d)Stockholder Approval; Amendment and Termination.
(i)The Plan shall take effect upon its adoption by the Board.
(ii)The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that an amendment that results in a Repricing and an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, (A) no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan, and (B) the Board reserves the right to amend or terminate the Plan and the Committee reserves the right to amend, restructure, terminate or replace any Awards or any Award Agreements, as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.
(e)Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of April 7, 2010, which is the date that the Board adopted the Plan, as amended. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.
(f)No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.
(g)Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.
(h)No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan, any Award or any Award Agreement. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(i)Regulations and Other Approvals.

(i)The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(ii)Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(iii)In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.
(j)Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada without giving effect to the conflict of laws principles thereof.
(k)Foreign Employees. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for employees on assignments outside their home country.
(l)Section 409A. For purposes of the Plan, Section 409A of the Code refers to such Code section as well as to any successor or companion provisions thereto and any regulations or other guidance promulgated thereunder. The Plan and any Awards granted thereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent a provision of the Plan or an Award is contrary to or fails to address the requirements of Section 409A of the Code, the Plan or Award, as the case may be, shall be construed and administered as necessary to comply with, or be exempt from, such requirements until the Plan or Award is appropriately amended to comply with, or be exempt from such requirements. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Section 409A of the Code. All payments that constitute deferred compensation under Section 409A of the Code and that are to be made upon a termination of employment, may only be made upon a "separation from service" under Section 409A of the Code, and all such payments shall be subject to a six-month delay to the extent required under Code Section 409A of the Code, in each case, to the extent necessary to comply with Section 409A of the Code.

EMPLOYERS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 21, 2015
9:30 a.m. Pacific Daylight Time

RENO-SPARKS CONVENTION CENTER
4590 South Virginia Street
Reno, Nevada 89502

Employers Holdings, Inc. 10375 Professional Circle Reno, Nevada 89521-4802	Proxy

The undersigned hereby appoints Robert J. Kolesar, James R. Kroner and Michael J. McSally, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the common stock of Employers Holdings, Inc. that the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders to be held on May 21, 2015, or at any adjournment or postponement thereof. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

The validity of this proxy is governed by Nevada law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted “FOR” the Director nominees listed in Proposal 1, "FOR" approval of the Proposed Amended and Restated Equity and Incentive Plan in Proposal 2, “FOR” approval of the compensation paid to the Company’s Named Executive Officers in Proposal 3, and “FOR” ratification of the Company’s independent accounting firm, Ernst & Young LLP, for 2015 in Proposal 4. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

: INTERNET – www.proxypush.com/eig Use the Internet to vote your proxy until 11:59 p.m. (CDT) on May 20, 2015.

( PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on May 20, 2015.

* MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

I
VOTE IN PERSON – Sign and date your
proxy card and bring it to the Annual Meeting
on Thursday, May 21, 2015 at 9:30 a.m. (PDT)
at the Reno-Sparks Convention Center,
4590 South Virginia Street, Reno, Nevada.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
ò Please detach here ò
The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, and 4.

1. Election of Directors:	01 Valerie R. Glenn	☐	Vote FOR the nominee			☐	Vote WITHHELD from the nominee
	02 Ronald F. Mosher	☐	Vote FOR the nominee			☐	Vote WITHHELD from the nominee
	03 Katherine W. Ong	☐	Vote FOR the nominee			☐	Vote WITHHELD from the nominee
2. To approve the proposed Amended and Restated Equity and Incentive Plan.		☐	For	☐	Against	☐	Abstain
3. To approve the Company’s executive compensation.		☐	For	☐	Against	☐	Abstain
4. Ratification of the appointment of the Company’s independent accounting firm, Ernst & Young LLP, for 2015.		☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

Address Change? Mark box, sign, and indicate changes below:	☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.